--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                               AMENDMENT NO. 2 TO

                                   FORM 8-K/A

                            CURRENT REPORT PURSUANT

                         TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of earliest event reported):

                               NOVEMBER 20, 2002

                               BMC SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                        001-16393                      74-2126120
 (State or other jurisdiction      (Commission File Number)            (I.R.S. Employer
       of incorporation)                                              Identification No.)

           2101 CITYWEST BOULEVARD
               HOUSTON, TEXAS                                    77042-2827
  (Address of principal executive offices)                       (Zip code)

              Registrant's telephone number, including area code:

                                 (713) 918-8800

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     On November 20, 2002, BMC Software, Inc. ("BMC") acquired the assets related to Remedy(R) products ("Remedy") from Peregrine Systems, Inc. ("Peregrine") for $355 million in cash and the assumption of certain operating liabilities related to Remedy. This Amendment No. 2 to BMC's Current Report on Form 8-K dated as of November 20, 2002, which was originally filed with the Securities and Exchange Commission ("SEC") on December 4, 2002 and was amended by Amendment No. 1 filed with the SEC on February 14, 2003, is being filed to amend and restate unaudited historical financial statements and related notes for Remedy as of September 30, 2002 and for the six months then ended, and pro forma financial information of BMC after giving effect to the acquisition of Remedy, that were previously filed in Amendment No. 1 to BMC's Current Report on Form 8-K.



     BMC recently discovered an error principally related to the recording of revenues associated with Remedy operations in Europe. Beginning on April 1, 2002, the revenues for these operations had been recorded in the financial records of a subsidiary of Peregrine and had not been properly pushed down to Remedy's historical financial statements for the period from April 1, 2002 to September 30, 2002. As a result, these revenues were inadvertently omitted from the historical financial statements and pro forma financial information previously filed with Amendment No. 1. The error did not impact the expenses previously reported in Remedy's consolidated statements of operations (other than income tax expense), however the increase in revenue reduces the net loss for the previously-mentioned period as well as impacts certain items in Remedy's consolidated balance sheet at September 30, 2002, consolidated statement of stockholders' equity and comprehensive income (loss) for the six months ended September 30, 2002 and consolidated statement of cash flows for the six months ended September 30, 2002. For a more complete description of the changes caused by this restatement, see Note 14 to the restated historical financial statements included herein.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

    Reports of Independent Accountants and Independent
      Auditors..................................................    3
    Consolidated Balance Sheets.................................    6
    Consolidated Statements of Operations.......................    7
    Consolidated Statements of Stockholders' Equity and
      Comprehensive Income (Loss)...............................    9
    Consolidated Statements of Cash Flows.......................   11
    Notes to Consolidated Financial Statements..................   13

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Peregrine Remedy, Inc.:

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholder's equity and comprehensive income (loss) and of cash flows present fairly, in all material respects, the financial position of Peregrine Remedy, Inc. and its subsidiaries ("Successor" or the "Company") at March 31, 2002, and the results of their operations and their cash flows for the period from August 28, 2001 through March 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 1 to the consolidated financial statements, Peregrine Systems, Inc. ("Peregrine") acquired the Company on August 27, 2001, in a business combination accounted for as a purchase. As a result, the financial statements of the Company subsequent to that date are derived from the historic books and records of Peregrine on a carved-out basis and reflect significant assumptions and allocations and, therefore, are not comparable. Accordingly, the consolidated financial statements do not necessarily reflect the financial position, results of operations, changes in stockholder's equity and cash flows of the Company had it been a separate, stand-alone entity during the periods presented.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
February 14, 2003

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Peregrine Remedy, Inc.:

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' equity and comprehensive income (loss) and of cash flows present fairly, in all material respects, the financial position of Remedy Corporation and its subsidiaries ("Predecessor") at March 31, 2001, and the results of their operations and their cash flows for the periods from January 1, 2001 through March 31, 2001 and from April 1, 2001 through August 27, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
February 14, 2003

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders of Remedy Corporation

     We have audited the accompanying consolidated balance sheets of Remedy Corporation as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss) and cash flows for each of the two years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Remedy Corporation at December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                          /s/ ERNST & YOUNG LLP

San Francisco, California
January 18, 2001

                             PEREGRINE REMEDY, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                              SUCCESSOR                     PREDECESSOR
                                                     ---------------------------   ------------------------------
                                                                           MARCH 31,             DECEMBER 31,
                                                     SEPTEMBER 30,   ----------------------   -------------------
                                                         2002           2002         2001       2000       1999
                                                     -------------   -----------   --------   --------   --------
                                                      (UNAUDITED)
                                                      (RESTATED)
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                     ASSETS
Current assets:
  Cash and cash equivalents........................   $     5,859    $    48,486   $ 49,082   $ 43,119   $ 47,302
  Short-term investments...........................            --            324    167,169    164,780    125,116
  Accounts receivable, net of allowance for
    doubtful accounts of $2,342, $1,399, $2,306,
    $1,374 and $1,499..............................        38,382         50,040     51,094     79,326     64,105
  Prepaid expenses and other current assets........         1,498          2,022      9,525      5,861      7,383
  Income tax receivable............................            --             --      1,379         --         --
  Deferred tax asset...............................        14,900          6,868      7,457      7,157      4,380
                                                      -----------    -----------   --------   --------   --------
    Total current assets...........................        60,639        107,740    285,706    300,243    248,286
Property and equipment, net........................         9,621         13,915     21,562     19,418     14,945
Intangible assets, net.............................       139,433        157,233         --         --         --
Goodwill, net......................................            --             --     26,114     25,439     18,809
Other non-current assets...........................           745          1,070        408        524      2,996
Deferred tax asset -- non-current portion..........            --             --      3,829      3,437      2,451
                                                      -----------    -----------   --------   --------   --------
                                                      $   210,438    $   279,958   $337,619   $349,061   $287,487
                                                      ===========    ===========   ========   ========   ========
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................   $     2,418    $     3,493   $  7,099   $  4,036   $  1,861
  Accrued compensation and related liabilities.....         8,081          8,562      7,377     10,293     15,432
  Income taxes payable.............................         6,200            356         --      3,616      1,341
  Other accrued liabilities........................        11,653         17,894     19,857     20,942     15,395
  Current portion of deferred revenue..............        63,804         70,952     59,275     56,915     38,828
  Current portion of obligations under capital
    leases.........................................            --             --         --         --         67
                                                      -----------    -----------   --------   --------   --------
    Total current liabilities......................        92,156        101,257     93,608     95,802     72,924
Non-current portion of deferred revenue............         5,139          4,432        982         --         --
Non-current portion of deferred tax liability......        54,770         56,399         --         --         --
Long-term debt.....................................        46,214             --         --         --         --
Non-current portion of obligations under capital
  leases...........................................            --             --         --         --         23
                                                      -----------    -----------   --------   --------   --------
    Total liabilities..............................       198,279        162,088     94,590     95,802     72,947
Commitments and Contingencies
Stockholders' equity:
  Preferred stock, par value $.00005 per share;
    20,000 shares authorized through August 27,
    2001; none issued and outstanding..............            --             --         --         --         --
  Common stock, par value $.001 per share; 1 shares
    authorized subsequent to August 27, 2001; 1 and
    1 shares issued and outstanding as of September
    30 and March 31, 2002..........................            --             --         --         --         --
  Common stock, par value $.00005 per share;
    240,000 shares authorized through August 27,
    2001; 30,308, 30,314 and 30,065 shares issued
    and outstanding as of March 31, 2001, December
    31, 2000 and 1999..............................            --             --          2          2          2
  Additional paid-in capital.......................     1,021,541      1,135,421    188,573    184,228    141,544
  Deferred compensation............................        (7,504)       (16,905)        --         --         --
  Treasury stock, at cost (4,132, 3,872 and 2,002
    shares as of March 31, 2001, December 31, 2000
    and 1999)......................................            --             --    (74,924)   (68,441)   (31,267)
  Notes receivable from stockholders...............            --             --         --         --        (45)
  Accumulated other comprehensive income (loss)....           673           (231)       (92)      (396)         9
  Retained earnings (loss).........................    (1,002,551)    (1,000,415)   129,470    137,866    104,297
                                                      -----------    -----------   --------   --------   --------
    Total stockholders' equity.....................        12,159        117,870    243,029    253,259    214,540
                                                      -----------    -----------   --------   --------   --------
                                                      $   210,438    $   279,958   $337,619   $349,061   $287,487
                                                      ===========    ===========   ========   ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                             PEREGRINE REMEDY, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   SUCCESSOR             PREDECESSOR
                                                           --------------------------    -----------
                                                                        FOR THE PERIODS
                                                           -----------------------------------------
                                                             4/01/02        8/28/01        4/01/01
                                                               TO             TO             TO
                                                             9/30/02        9/30/01        8/27/01
                                                           -----------    -----------    -----------
                                                           (UNAUDITED)
                                                           (RESTATED)     (UNAUDITED)
                                                                        (IN THOUSANDS)
Revenue:
  Product................................................   $ 39,735       $ 20,613       $ 36,422
  Maintenance and service................................     66,872         14,992         59,347
                                                            --------       --------       --------
     Total revenue.......................................    106,607         35,605         95,769
Costs and expenses:
  Cost of product revenue................................      3,453            416          2,595
  Cost of maintenance and service revenue................     20,104          4,217         22,460
  Research and development...............................     13,736          3,925         21,047
  Sales and marketing....................................     26,460          9,309         47,487
  General and administrative.............................     18,254          4,353         13,433
  In-process research and development....................         --         86,000             --
  Amortization of goodwill and other intangibles.........     17,800          2,966          7,181
  Amortization of stock-based compensation...............      8,358          3,035             --
  Restructuring costs....................................         --             --            975
                                                            --------       --------       --------
     Total costs and expenses............................    108,165        114,221        115,178
                                                            --------       --------       --------
Loss from operations.....................................     (1,558)       (78,616)       (19,409)
Interest income (expense) and other, net.................     (2,102)           815          3,198
                                                            --------       --------       --------
Loss before income taxes.................................     (3,660)       (77,801)       (16,211)
Income tax provision (benefit)...........................     (1,524)         3,280         (6,694)
                                                            --------       --------       --------
Net loss.................................................   $ (2,136)      $(81,081)      $ (9,517)
                                                            ========       ========       ========

  The accompanying notes are an integral part of these consolidated financial statements.

                             PEREGRINE REMEDY, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                      SUCCESSOR                     PREDECESSOR
                                     -----------   ----------------------------------------------
                                        FOR THE PERIODS
                                     ----------------------   FOR THE THREE   FOR THE YEARS ENDED
                                       8/28/01     4/01/01    MONTHS ENDED       DECEMBER 31,
                                         TO           TO        MARCH 31,     -------------------
                                       3/31/02     8/27/01        2001          2000       1999
                                     -----------   --------   -------------   --------   --------
                                                            (IN THOUSANDS)
Revenue:
  Product..........................  $    73,926   $ 36,422     $ 26,190      $167,958   $141,451
  Maintenance and service..........       84,939     59,347       35,555       120,552     87,482
                                     -----------   --------     --------      --------   --------
     Total revenue.................      158,865     95,769       61,745       288,510    228,933
Costs and expenses:
  Cost of product revenue..........        4,520      2,595        2,026        10,531      6,869
  Cost of maintenance and service
     revenue.......................       23,709     22,460       15,271        47,709     37,136
  Research and development.........       20,730     21,047       15,900        52,038     40,948
  Sales and marketing..............       48,194     47,487       34,207       110,477     88,787
  General and administrative.......       26,963     13,433        5,435        17,405     12,271
  In-process research and
     development...................       86,000         --           --            --         --
  Amortization of goodwill and
     other intangibles.............       20,767      7,181        2,575         8,906      4,072
  Impairment of goodwill...........      914,260         --           --            --         --
  Amortization of stock-based
     compensation..................       19,020         --           --            --         --
  Restructuring costs..............         (280)       975        3,393            --         --
                                     -----------   --------     --------      --------   --------
     Total costs and expenses......    1,163,883    115,178       78,807       247,066    190,083
                                     -----------   --------     --------      --------   --------
Income (loss) from operations......   (1,005,018)   (19,409)     (17,062)       41,444     38,850
Interest income and other, net.....        3,633      3,198        2,954         8,742      4,961
Non-recurring charges..............           --         --           --        (2,000)        --
                                     -----------   --------     --------      --------   --------
Income (loss) before income
  taxes............................   (1,001,385)   (16,211)     (14,108)       48,186     43,811
Income tax provision (benefit).....         (970)    (6,694)      (5,712)       14,617     14,288
                                     -----------   --------     --------      --------   --------
Net income (loss)..................  $(1,000,415)  $ (9,517)    $ (8,396)     $ 33,569   $ 29,523
                                     ===========   ========     ========      ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                             PEREGRINE REMEDY, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                        AND COMPREHENSIVE INCOME (LOSS)

                                                                             NOTES        ACCUMULATED
                                 COMMON STOCK     ADDITIONAL               RECEIVABLE        OTHER                      TOTAL
                               ----------------    PAID-IN     TREASURY       FROM       COMPREHENSIVE   RETAINED   STOCKHOLDERS'
                               SHARES    AMOUNT    CAPITAL      STOCK     STOCKHOLDERS   INCOME (LOSS)   EARNINGS      EQUITY
                               -------   ------   ----------   --------   ------------   -------------   --------   -------------
                                                                         (IN THOUSANDS)
PREDECESSOR:
Balance at December 31,
  1998.......................   28,488   $  --     $ 99,952    $(13,977)      $(45)          $  --       $ 74,774     $160,704
Components of comprehensive
  income:
    Net income...............       --      --           --          --         --              --         29,523       29,523
    Unrealized hedging
      gains..................       --      --           --          --         --              23             --           23
    Translation adjustment...       --      --           --          --         --             (14)            --          (14)
                                                                                                                      --------
Comprehensive income.........                                                                                           29,532
Issuance of common stock upon
  exercise of options and
  purchases under the
  employee stock purchase
  plan.......................    2,463       2       30,064          --         --              --             --       30,066
Tax benefit from employee
  stock transactions.........       --      --       11,528          --         --              --             --       11,528
Treasury stock purchased.....     (886)     --           --     (17,290)        --              --             --      (17,290)
                               -------   -----     --------    --------       ----           -----       --------     --------
Balance at December 31,
  1999.......................   30,065       2      141,544     (31,267)       (45)              9        104,297      214,540
Components of comprehensive
  income:
    Net income...............       --      --           --          --         --              --         33,569       33,569
    Unrealized hedging
      gains..................       --      --           --          --         --               9             --            9
    Translation adjustment...       --      --           --          --         --            (414)            --         (414)
                                                                                                                      --------
Comprehensive income.........                                                                                           33,164
Issuance of common stock upon
  exercise of options and
  purchases under the
  employee stock purchase
  plan.......................    2,119      --       28,967          --         --              --             --       28,967
Tax benefit from employee
  stock transactions.........       --      --       13,717          --         --              --             --       13,717
Repayment of note
  receivable.................       --      --           --          --         45              --             --           45
Treasury stock purchased.....   (1,870)     --           --     (37,174)        --              --             --      (37,174)
                               -------   -----     --------    --------       ----           -----       --------     --------
Balance at December 31,
  2000.......................   30,314       2      184,228     (68,441)        --            (396)       137,866      253,259
Components of comprehensive
  loss:
    Net loss.................       --      --           --          --         --              --         (8,396)      (8,396)
    Unrealized gains on
      available-for-sale
      securities.............       --      --           --          --         --             744             --          744
    Unrealized hedging
      gains..................       --      --           --          --         --              (8)            --           (8)
    Translation adjustment...       --      --           --          --         --            (432)            --         (432)
                                                                                                                      --------
Comprehensive loss...........                                                                                           (8,092)
Issuance of common stock upon
  exercise of options and
  purchases under the
  employee stock purchase
  plan.......................      254      --        3,724          --         --              --             --        3,724
Tax benefit from employee
  stock transactions.........       --      --          621          --         --              --             --          621
Treasury stock purchased.....     (260)     --           --      (6,483)        --              --             --       (6,483)
                               -------   -----     --------    --------       ----           -----       --------     --------
Balance at March 31, 2001....   30,308   $   2     $188,573    $(74,924)      $ --           $ (92)      $129,470     $243,029
                               =======   =====     ========    ========       ====           =====       ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                             PEREGRINE REMEDY, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                        AND COMPREHENSIVE INCOME (LOSS)

                                                                                       ACCUMULATED
                              COMMON STOCK     ADDITIONAL                                 OTHER        RETAINED         TOTAL
                            ----------------    PAID-IN     TREASURY     DEFERRED     COMPREHENSIVE    EARNINGS     STOCKHOLDERS'
                            SHARES    AMOUNT    CAPITAL      STOCK     COMPENSATION   INCOME (LOSS)     (LOSS)         EQUITY
                            -------   ------   ----------   --------   ------------   -------------   -----------   -------------
                                                                       (IN THOUSANDS)
Balance at March 31,
  2001....................   30,308    $  2    $  188,573   $(74,924)    $    --          $ (92)      $   129,470    $   243,029
Components of
  comprehensive loss:
    Net loss..............       --      --            --         --          --             --            (9,517)        (9,517)
    Unrealized gains on
      available-for-sale
      securities..........       --      --            --         --          --            (45)               --            (45)
    Unrealized hedging
      gains...............       --      --            --         --          --            (24)               --            (24)
    Translation
      adjustment..........       --      --            --         --          --             (6)               --             (6)
                                                                                                                     -----------
                                                                                                                          (9,592)
Comprehensive loss........
Issuance of common stock
  upon exercise of options
  and purchases under the
  employee stock purchase
  plan....................    1,183      --        17,980         --          --             --                --         17,980
Acquisition of all
  outstanding shares by
  Peregrine...............  (31,490)     (2)    1,164,339     74,924          --            167          (119,953)     1,119,475
Deferred compensation
  recorded as part of the
  Peregrine acquisition...       --      --            --         --     (31,822)            --                --        (31,822)
                            -------    ----    ----------   --------     -------          -----       -----------    -----------
SUCCESSOR:
Balance at August 27,
  2001....................        1      --     1,370,892         --     (31,822)            --                --      1,339,070
Components of
  comprehensive loss:
    Net loss..............       --      --            --         --          --             --        (1,000,415)    (1,000,415)
    Translation
      adjustment..........       --      --            --         --          --           (231)               --           (231)
                                                                                                                     -----------
                                                                                                                      (1,000,646)
Comprehensive loss........
Compensation expense......       --      --            --         --      19,020             --                --         19,020
Deferred compensation
  related to stock option
  grants..................       --      --         5,087         --      (5,087)            --                --             --
Deferred compensation
  related to terminated
  employees...............       --      --          (984)        --         984             --                --             --
Tax benefit from employee
  stock transactions......       --      --         1,216         --          --             --                --          1,216
Return of capital, net of
  expenses incurred by
  Peregrine on the
  Company's behalf........       --      --      (240,790)        --          --             --                --       (240,790)
                            -------    ----    ----------   --------     -------          -----       -----------    -----------
Balance at March 31,
  2002....................        1      --     1,135,421         --     (16,905)          (231)       (1,000,415)       117,870
Components of
  comprehensive loss:
    Net loss
  (Unaudited)(Restated)...       --      --            --         --          --             --            (2,136)        (2,136)
    Translation adjustment
      (Unaudited).........       --      --            --         --          --            904                --            904
                                                                                                                     -----------
                                                                                                                          (1,232)
Comprehensive loss
  (Unaudited).............
Compensation expense
  (Unaudited).............       --      --            --         --       8,358             --                --          8,358
Deferred compensation
  related to terminated
  employees (Unaudited)...       --      --        (1,043)        --       1,043             --                --             --
Return of capital, net of
  expenses incurred by
  Peregrine on the
  Company's behalf
  (Unaudited)(Restated)...       --      --      (112,837)        --          --             --                --       (112,837)
                            -------    ----    ----------   --------     -------          -----       -----------    -----------
Balance at September 30,
  2002
  (Unaudited)(Restated)...        1    $ --    $1,021,541   $     --     $(7,504)         $ 673       $(1,002,551)   $    12,159
                            =======    ====    ==========   ========     =======          =====       ===========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                             PEREGRINE REMEDY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      SUCCESSOR           PREDECESSOR
                                                              -------------------------   -----------
                                                                          FOR THE PERIODS
                                                              ---------------------------------------
                                                                4/01/02       8/28/01       4/01/01
                                                                  TO            TO            TO
                                                                9/30/02       9/30/01       8/27/01
                                                              -----------   -----------   -----------
                                                              (UNAUDITED)   (UNAUDITED)
                                                              (RESTATED)
                                                                          (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss....................................................   $ (2,136)     $(81,081)     $ (9,517)
  Adjustments to reconcile net loss to net cash provided by
    (used in) operating activities:
    Depreciation............................................      4,314         1,004         4,793
    In-process research and development.....................         --        86,000            --
    Amortization of goodwill and other intangibles..........     17,800         2,966         7,181
    Impairment of goodwill..................................         --            --            --
    Amortization of stock-based compensation................      8,356         3,035            --
    Restructuring costs.....................................         --            --          (324)
    Changes in assets and liabilities:
       Accounts receivable..................................     11,658       (23,754)       22,844
       Prepaid expenses and other current assets............        524         1,573         2,566
       Deferred taxes.......................................     (9,661)           --        (6,423)
       Accounts payable.....................................     (1,075)          (46)       (3,725)
       Accrued compensation and related liabilities.........       (481)          225           698
       Income taxes payable.................................      5,844         4,442        (2,846)
       Other accrued liabilities............................     (6,250)          984        (3,435)
       Other non-current assets.............................        325            --          (503)
       Deferred revenue.....................................     (6,441)        6,055        (8,779)
                                                               --------      --------      --------
         Net cash provided by operating activities..........     22,777         1,403         2,530
                                                               --------      --------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments.........................         --            --      (245,853)
Sales and maturities of short-term investments..............        324        17,869       267,106
Capital expenditures........................................        (16)         (180)       (3,406)
                                                               --------      --------      --------
         Net cash provided by investing activities..........        308        17,689        17,847
                                                               --------      --------      --------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock......................         --            --        17,497
Cash transferred (to)/from parent...........................    (66,617)          973            --
                                                               --------      --------      --------
         Net cash provided by (used in) financing
           activities.......................................    (66,617)          973        17,497
                                                               --------      --------      --------
Net increase (decrease) in cash and cash equivalents........    (43,532)       20,065        37,874
Effect of exchange rate changes on cash and cash
  equivalents...............................................        905           179          (795)
Cash and cash equivalents at beginning of period............     48,486        86,161        49,082
                                                               --------      --------      --------
Cash and cash equivalents at end of period..................   $  5,859      $106,405      $ 86,161
                                                               ========      ========      ========
Supplemental disclosure of cash flow information:
  Interest paid.............................................   $     20      $     --      $     30
  Income taxes paid.........................................   $    514      $    905      $    906

  The accompanying notes are an integral part of these consolidated financial statements.

                             PEREGRINE REMEDY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 SUCCESSOR                       PREDECESSOR
                                                          -----------------------   -------------------------------------
                                                              FOR THE PERIODS
                                                          -----------------------   FOR THE THREE    FOR THE YEARS ENDED
                                                            8/28/01      4/01/01    MONTHS ENDED        DECEMBER 31,
                                                              TO           TO         MARCH 31,     ---------------------
                                                            3/31/02      8/27/01        2001          2000        1999
                                                          -----------   ---------   -------------   ---------   ---------
                                                                                  (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).......................................  $(1,000,415)  $  (9,517)    $ (8,396)     $  33,569   $  29,523
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation........................................        6,328       4,793        2,142          8,924       7,844
    In-process research and development.................       86,000          --           --             --          --
    Amortization of goodwill and other intangibles......       20,767       7,181        2,575          8,906       4,072
    Impairment of goodwill..............................      914,260          --           --             --          --
    Amortization of stock-based compensation............       19,020          --           --             --          --
    Restructuring costs.................................           --        (324)       3,033          2,000          --
    Changes in assets and liabilities:
      Accounts receivable...............................      (21,790)     22,844       28,232        (15,221)    (21,827)
      Prepaid expenses and other current assets.........        4,937       2,566       (3,664)         1,522      (1,367)
      Deferred taxes....................................        3,685      (6,423)         (71)        (3,763)     (2,300)
      Accounts payable..................................          119      (3,725)       3,063          2,175           9
      Accrued compensation and related liabilities......          487         698       (2,916)        (5,139)      7,589
      Income taxes receivable/payable...................        4,581      (2,846)      (4,995)        15,990       9,305
      Other accrued liabilities.........................       (9,771)     (3,435)      (4,118)         4,637       5,219
      Other non-current assets..........................         (160)       (503)         116            472        (996)
      Deferred revenue..................................       30,027      (8,779)       3,342         18,087       9,873
                                                          -----------   ---------     --------      ---------   ---------
    Net cash provided by (used in) operating
      activities........................................       58,075       2,530       18,343         72,159      46,944
                                                          -----------   ---------     --------      ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments.....................           --    (245,853)     (85,377)      (504,511)   (291,582)
Sales and maturities of short-term investments..........      145,592     267,106       82,988        464,846     244,127
Cash paid for businesses acquired, net of cash
  assumed...............................................           --          --       (3,441)       (15,339)    (11,028)
Purchase of investments.................................           --          --           --             --      (2,000)
Capital expenditures....................................         (321)     (3,406)      (4,095)       (13,043)    (10,218)
                                                          -----------   ---------     --------      ---------   ---------
    Net cash used in investing activities...............      145,271      17,847       (9,925)       (68,047)    (70,701)
                                                          -----------   ---------     --------      ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments under capital lease obligations......           --          --           --            (88)       (693)
Proceeds from issuance of common stock..................           --      17,497        3,724         28,967      30,066
Cash transferred (to)/from parent.......................     (240,790)         --           --             --          --
Purchase of treasury stock..............................           --          --       (6,483)       (37,174)    (17,290)
                                                          -----------   ---------     --------      ---------   ---------
    Net cash provided by (used in) financing
      activities........................................     (240,790)     17,497       (2,759)        (8,295)     12,083
                                                          -----------   ---------     --------      ---------   ---------
Net increase (decrease) in cash and cash equivalents....      (37,444)     37,874        5,659         (4,183)    (11,674)
Effect of exchange rate changes on cash and cash
  equivalents...........................................         (231)       (795)         304             --          --
Cash and cash equivalents at beginning of period........       86,161      49,082       43,119         47,302      58,976
                                                          -----------   ---------     --------      ---------   ---------
Cash and cash equivalents at end of period..............  $    48,486   $  86,161     $ 49,082      $  43,119   $  47,302
                                                          ===========   =========     ========      =========   =========
Supplemental disclosure of cash flow information:
  Interest paid.........................................  $        54   $      30     $     20      $      12   $      30
  Income taxes paid, net of refunds.....................  $     1,175   $     906     $   (985)     $   2,260   $   7,443
Supplemental disclosure of non-cash financing
  activities:
  Equipment acquired under capital lease arrangements...  $        --   $      --     $     --      $      --   $      86

  The accompanying notes are an integral part of these consolidated financial statements.

                             PEREGRINE REMEDY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BACKGROUND AND BASIS OF PRESENTATION

     BACKGROUND. Peregrine Remedy, Inc., formerly Remedy Corporation, ("Remedy" or the "Company") develops, markets and supports rapidly deployable and highly adaptable software products and solutions that simplify service-intensive business processes. Remedy offers adaptable applications for IT Service Management and Customer Relationship Management. The Company has wholly-owned subsidiaries in the United Kingdom, Canada, Germany, France, Spain, Italy, The Netherlands, Sweden, Switzerland, Mexico, Singapore, Australia, Japan, Hong Kong and Ireland. These subsidiaries serve primarily as sales offices.

     Remedy Corporation was incorporated in Delaware on November 20, 1990. On August 27, 2001, Remedy Corporation was acquired by Peregrine Systems Inc., ("Peregrine"), a publicly-held software company. Peregrine Remedy, Inc. is the surviving entity of the merger of Remedy Corporation with a wholly-owned merger subsidiary of Peregrine. Peregrine issued approximately 28 million shares of its common stock valued at $795.1 million, assumed 9.2 million Remedy stock options valued at $263.8 million and paid approximately $283.4 million in cash in exchange for all the outstanding shares of Remedy for a total purchase price of approximately $1.4 billion, including merger-related costs of approximately $22.9 million and an existing investment in Remedy of $5.7 million. Remedy incurred $3.2 million of professional fees related to the Peregrine acquisition, which are reflected as general and administrative expenses in the accompanying statement of operations for the period from April 1, 2001 through August 27, 2001.

     On September 22, 2002, Peregrine filed a voluntary petition to reorganize under Chapter 11 of the U.S. Bankruptcy Code and announced an agreement to sell all of the assets and substantially all of the liabilities of Remedy to BMC Software, Inc. ("BMC"). To facilitate the transaction, the Company also filed a voluntary Chapter 11 petition. None of the Company's wholly-owned subsidiaries filed for bankruptcy. In connection with the acquisition, BMC provided Peregrine with $53.8 million of debtor-in-possession financing. On November 20, 2002, BMC completed the acquisition for $355 million in cash and the assumption of certain operating liabilities of Remedy. In accordance with the purchase agreement, the cash purchase price is subject to adjustment. The amount outstanding under the debtor-in-possession financing was repaid by Peregrine at the closing of the acquisition. As BMC assumed substantially all of the Company's liabilities at the closing date of the acquisition, the liabilities included in the accompanying consolidated balance sheet as of September 30, 2002, that would be subject to compromise are not significant. In addition, the results of operations and cash flows for the period of September 23, 2002 through September 30, 2002 were not material. Reorganization costs included in the accompanying consolidated statement of operations for the six months ended September 30, 2002 are also not significant.

     In February, 2003, BMC made a written commitment to provide the necessary resources to support the Remedy assets acquired by BMC through February, 2004. The Company believes this committed future investment will be sufficient to meet the operating requirements of the acquired assets through February, 2004. The acquired assets' ability to meet operating requirements for a significant period after February, 2004 will depend on continued funding from BMC. Without this continued funding, the acquired assets' ability to achieve intended business objectives, may be severely harmed.

     BASIS OF PRESENTATION. The financial statements of Remedy Corporation are derived from the historic books and records of the Company through August 27, 2001. As a result of the acquisition of Remedy Corporation by Peregrine on August 27, 2001, the financial statements of the Company subsequent to that date reflect the application of purchase accounting pursuant to Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and are derived from the historic books and records of Peregrine. As a result, certain revenues and expenses have been derived from the historical books and records of Peregrine on a carved-out basis and reflect significant allocations and assumptions. As such, the accompanying consolidated financial statements for periods prior to August 27, 2001, are not comparable to those subsequent to the acquisition date, and refer to Remedy as "Predecessor." For periods subsequent to April 27, 2001, Remedy is referred to as "Successor."

                             PEREGRINE REMEDY, INC.

     As discussed in Note 13, subsequent to the acquisition by Peregrine, certain amounts of the Company's corporate expenses, including legal, accounting, employee benefits, real estate, insurance, information technology services, treasury and other corporate and infrastructure costs, although not directly attributable to the Company's operations, were incurred by Peregrine on Remedy's behalf and therefore have been allocated to Remedy in the accompanying consolidated statements of operations on a basis that management believes reflects a reasonable utilization of services provided or benefit received by Remedy for the periods after August 27, 2001. The contribution of these amounts from Peregrine to Remedy has been recorded as additional paid-in capital within stockholder's equity. The Company does not believe such expenses would have been significantly different had they been incurred by Remedy on a stand-alone basis, however, the financial information included herein may not reflect the financial position, operating results, changes in stockholder's equity and cash flows of the Company in the future or what they would have been had Remedy been a separate, stand-alone entity after August 27, 2001.

     The unaudited interim consolidated financial information has been prepared on the same basis as the accompanying audited consolidated financial statements and reflects all normal recurring adjustments which, in the opinion of management, are necessary for a fair presentation of such financial information. The results of operations for the interim periods of April 1, 2001 through August 27, 2001, August 28, 2001 through September 30, 2001 and March 31, 2002, and April 1, 2002 through September 30, 2002 are not necessarily indicative of the results of operations to be expected for any other interim period or for the full year. The accompanying financial information as of September 30, 2002 and for the periods of August 28, 2001 through September 30, 2001 and April 1, 2002 through September 30, 2002 is unaudited.

     In a press release dated May 23, 2002, Peregrine disclosed that the staff of the Securities and Exchange Commission commenced a formal order of private investigation into Peregrine's accounting practices. The Company does not believe that the ultimate outcome of this investigation will have an impact on the accompanying consolidated financial statements.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries after elimination of all significant intercompany accounts and transactions.

     FOREIGN CURRENCY TRANSLATION. The functional currency of most of the Company's foreign subsidiaries is the local currency. Assets and liabilities of the foreign subsidiaries are translated at period-end exchange rates, and revenues and expenses are translated at average monthly exchange rates. The resulting cumulative translation adjustments are recorded as a component of accumulated other comprehensive income (loss). Gains and losses resulting from foreign currency transactions are included in the consolidated statements of operations and, to date, have not been significant.

     REVENUE RECOGNITION. The Company recognizes revenue in accordance with American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 97-2, "Software Revenue Recognition," as amended. The Company derives revenue from the sale of software licenses, post-contract support ("support") and other services. Support includes telephone technical support, bug fixes and rights to upgrades on a when-and-if available basis for a stated term of generally one year. Services range from installation, training and basic consulting to software modification to meet specific customer needs. In software arrangements that include rights to multiple software products, support and/or other services, the Company allocates the total arrangement fee among each deliverable based on the relative fair value of each of the deliverables determined based on objective evidence which is specific to the Company.

     Revenue from license fees is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, the fee is fixed or determinable and collection is probable. Revenue from license fees in

                             PEREGRINE REMEDY, INC.

multiple element contracts is recognized using the residual method when there is vendor specific objective evidence ("VSOE") of the fair value of all undelivered elements in an arrangement but VSOE of fair value does not exist for one or more of the delivered elements in an arrangement. Under the residual method, the total fair value of the undelivered elements, as indicated by vendor specific objective evidence, is deferred and the difference between the total arrangement fee and the amount deferred for the undelivered elements is recognized as revenue related to the delivered elements regardless of any separate prices stated within the contract for each element. VSOE of fair value for the services element is based on the standard hourly rate the Company charges for services when such services are sold separately. VSOE of fair value for maintenance is based upon the original stated renewal rates or renewal rates charged in comparable transactions. If the fee due from the customer is not fixed or determinable due to extended payment terms, revenue is recognized as payments become due from the customer. If collection is not considered probable, revenue is recognized when the fee is collected.

     Revenue allocable to support is recognized on a straight-line basis over the periods in which the support is provided.

     Arrangements that include consulting services are evaluated to determine whether those services are essential to the functionality of other elements of the arrangement. When services are considered essential, revenue under the arrangement is recognized in accordance with SOP 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts." When services are not considered essential, the revenue allocable to the services is accounted for separately and recognized as the services are performed.

     CHANGE IN FISCAL YEAR END. Prior to its acquisition by Peregrine, Remedy's fiscal year ended on December 31. As of August 27, 2001, the Company adopted Peregrine's fiscal year end of March 31. The accompanying consolidated financial statements include an audited balance sheet as of March 31, 2001, and audited statements of operations, stockholders' equity and comprehensive income (loss) and cash flows for the three-month transition period ended March 31, 2001. The following unaudited condensed financial information presents the three-month period ended March 31, 2000, for comparative purposes.

                                                              FOR THE THREE
                                                               MONTHS ENDED
                                                                MARCH 31,
                                                                   2000
                                                              --------------
                                                               (UNAUDITED)
                                                              (IN THOUSANDS)
Total revenue...............................................     $61,932
Total costs and expenses....................................      55,565
                                                                 -------
Income from operations......................................       6,367
Interest income and other, net..............................       1,674
                                                                 -------
Income before income taxes..................................       8,041
Income tax provision........................................       2,573
                                                                 -------
Net income..................................................     $ 5,468
                                                                 =======

     USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in financial statements and accompanying notes. Actual results could differ from these estimates.

     RECLASSIFICATIONS. Certain amounts for prior years have been reclassified to conform to current year presentation.

     CASH, CASH EQUIVALENTS AND SHORT-TERM AND OTHER INVESTMENTS. The Company considers all highly liquid investments with an original maturity from date of purchase of three months or less to be cash equivalents. Cash and cash equivalents consist primarily of cash on deposit with banks and high-quality money

                             PEREGRINE REMEDY, INC.

market instruments. All other liquid investments with an original maturity of less than one year are classified as short-term investments. Short-term investments consist of municipal bonds, auction market preferred stock, corporate bonds, floating rate securities and government securities. The Company accounts for its cash equivalents and short-term investments in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

     Management determines the appropriate classification of investment securities at the time of purchase and re-evaluates such designation as of each balance sheet date. For all periods presented, all investment securities were designated as available-for-sale. Available-for-sale securities are carried at fair value, using available market information and appropriate valuation methodologies, with unrealized gains and losses reported as a component of accumulated other comprehensive income (loss). For the years ended December 31, 2000 and 1999, the difference between the fair value and the amortized cost of cash equivalents and short-term available-for-sale securities was insignificant; therefore, no unrealized gains or losses were recorded as a component of accumulated other comprehensive income (loss).

     Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in the consolidated statements of operations. The cost of securities sold is based on the specific identification method. Interest and dividends on short-term investments classified as available-for-sale are included in interest income as earned.

     Prior to Peregrine's acquisition of Remedy on August 27, 2001, cash generated from the Company's operations was invested in cash equivalents and short-term investments. From the acquisition date through March 31, 2002, Remedy's cash generated from operations continued to be invested in cash equivalents and short-term investments, but the accounts were under the control of Peregrine. Cash transferred to Peregrine is reflected as a distribution to stockholder in additional paid-in capital the accompanying consolidated financial statements.

     The Company's cash equivalents and short-term available-for-sale investments consisted of the following:

                                                                     MARCH 31, 2001
                                                     ----------------------------------------------
                                                                   GROSS        GROSS
                                                     AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                       COST        GAINS        LOSSES      VALUE
                                                     ---------   ----------   ----------   --------
                                                                     (IN THOUSANDS)
Municipal bonds...................................   $ 70,103       $203        $  --      $ 70,306
Auction rate securities...........................     13,740         --           --        13,740
Corporate bonds and floating rate securities......     35,679        243           --        35,922
Government securities.............................     46,578        298           --        46,876
Certificates of deposit and marketable
  securities......................................      1,091         --           --         1,091
                                                     --------       ----        -----      --------
                                                     $167,191       $744        $  --      $167,935
                                                     ========       ====        =====      ========

                                                                  DECEMBER 31,
                                                               -------------------
                                                                 2000       1999
                                                               --------   --------
                                                                 (IN THOUSANDS)
Municipal bonds.............................................   $101,582   $ 60,653
Auction rate securities.....................................     31,050     22,949
Corporate bonds and floating rate securities................     31,824     32,514
Government securities.......................................         --      9,000
Certificates of deposit and marketable securities...........        975        534
                                                               --------   --------
                                                               $165,431   $125,650
                                                               ========   ========

                             PEREGRINE REMEDY, INC.

     As of September 30, 2002, the Company had no cash equivalents and short-term investments. As of March 31, 2002, the Company had certificates of deposit and marketable securities with amortized cost and fair value of $0.3 million classified as short-term investments. As of March 31, 2001, $0.7 million and $167.2 million were classified as cash equivalents and short-term investments, respectively. As of December 31, 2000, $0.6 million and $164.8 million were classified as cash equivalents and short-term investments, respectively. As of December 31, 1999, $0.5 million and $125.1 million were classified as cash equivalents and short-term investments, respectively. For all periods presented, the weighted average remaining maturity of the investments did not exceed one year.

     During the year ended December 31, 1999, the Company made a minority equity investment of $2.0 million in a privately-held software company accounted for using the cost method. During the year ended December 31, 2000, Remedy wrote off the $2.0 million investment after determining that the investment was permanently impaired. Remedy has no other material equity investments in any of the periods presented.

     RESTRICTED CASH. At March 31, 2002 and 2001, a cash balance of approximately $300,000 was restricted from withdrawal and held by a bank in the form of certificates of deposit which served as collateral to a letter of credit issued to one of the Company's landlords as a security deposit.

     FAIR VALUE OF FINANCIAL INSTRUMENTS. The fair values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are not materially different than their carrying amounts for all periods presented because of their short maturities.

     PROPERTY AND EQUIPMENT. Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the lesser of the term of the lease or the estimated useful life of the asset. Prior to the Company's acquisition by Peregrine, the weighted average useful life for all property and equipment was three years. In connection with the Peregrine acquisition, the acquired assets were recorded at fair value and the weighted average useful life for furniture and fixtures was changed to ten years. The weighted average useful lives for all other asset categories remained three years. This change in useful life did not have a material impact on the Company's results of operations.

     Internal-use software is accounted for under AICPA SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This standard requires that certain costs related to the development or purchase of internal-use software be capitalized and amortized over the estimated useful life of the software. This SOP also requires that costs related to the preliminary project stage, data conversion and the post-implementation/operation stage of an internal-use software development project be expensed as incurred.

     Property and equipment consist of the following:

                                                 SUCCESSOR                   PREDECESSOR
                                          -----------------------   ------------------------------
                                                              MARCH 31,           DECEMBER 31,
                                          SEPTEMBER 30,   ------------------   -------------------
                                              2002         2002       2001       2000       1999
                                          -------------   -------   --------   --------   --------
                                           (UNAUDITED)
                                                               (IN THOUSANDS)
Machinery and equipment.................     $ 8,120      $ 8,463   $ 32,692   $ 31,408   $ 25,437
Furniture and fixtures..................       2,589        2,605      4,880      4,089      2,444
Purchased software......................       5,383        5,407     10,659      9,821      5,340
Automobiles.............................          --           --        298        298         --
Leasehold improvements..................       3,338        3,338      5,352      3,613      2,612
                                             -------      -------   --------   --------   --------
                                              19,430       19,813     53,881     49,229     35,833
Less: accumulated depreciation..........      (9,809)      (5,898)   (32,319)   (29,811)   (20,888)
                                             -------      -------   --------   --------   --------
                                             $ 9,621      $13,915   $ 21,562   $ 19,418   $ 14,945
                                             =======      =======   ========   ========   ========

                             PEREGRINE REMEDY, INC.

     INTANGIBLE ASSETS. Through August 27, 2001, intangible assets consisted of acquired workforce and goodwill recorded in conjunction with various Remedy acquisitions accounted for under the purchase method of accounting, as discussed in Note 11, and were amortized over their estimated useful lives. At August 27, 2001, these intangible assets were removed from the Company's consolidated balance sheet in conjunction with Peregrine's purchase price allocation for its acquisition of Remedy. Subsequent to August 27, 2001, intangible assets consist of the acquired technology, customer base and goodwill recorded as part of the pushdown of the fair value of all assets attributable to Remedy as recorded on Peregrine's books, as discussed in Note 11. The acquired technology and customer base are being amortized over their estimated useful lives of five years. Estimated annual amortization expense is $35.6 million through March 31, 2006 and $14.8 million for the year ending March 31, 2007. The goodwill of $914.3 million has not been amortized. The goodwill and its subsequent impairment to its fair value of $0 were pushed down to Remedy's consolidated financial statements during the year ended March 31, 2002.

     Goodwill and other intangible assets consist of the following:

                                                SUCCESSOR                    PREDECESSOR
                                         ------------------------   ------------------------------
                                                              MARCH 31,           DECEMBER 31,
                                         SEPTEMBER 30,   -------------------   -------------------
                                             2002          2002       2001       2000       1999
                                         -------------   --------   --------   --------   --------
                                          (UNAUDITED)
                                                              (IN THOUSANDS)
Goodwill...............................    $     --      $     --   $ 40,038   $ 36,790   $ 22,528
  Less: accumulated amortization.......          --            --    (15,366)   (12,923)    (4,437)
                                           --------      --------   --------   --------   --------
  Goodwill, net........................          --            --     24,672     23,867     18,091
                                           --------      --------   --------   --------   --------
Acquired workforce.....................          --            --      2,072      2,073        798
  Less: accumulated amortization.......          --            --       (630)      (501)       (80)
                                           --------      --------   --------   --------   --------
  Acquired workforce, net..............          --            --      1,442      1,572        718
                                           --------      --------   --------   --------   --------
Acquired technology....................      53,000        53,000         --         --         --
  Less: accumulated amortization.......     (11,483)       (6,183)        --         --         --
                                           --------      --------   --------   --------   --------
  Acquired technology, net.............      41,517        46,817         --         --         --
                                           --------      --------   --------   --------   --------
Customer base..........................     125,000       125,000         --         --         --
  Less: accumulated amortization            (27,084)      (14,584)        --         --
                                           --------      --------   --------   --------   --------
  Customer base, net...................      97,916       110,416         --         --         --
                                           --------      --------   --------   --------   --------
Total goodwill and other intangible
  assets, net..........................    $139,433      $157,233   $ 26,114   $ 25,439   $ 18,809
                                           ========      ========   ========   ========   ========

     IMPAIRMENT OF LONG-LIVED ASSETS. Through March 31, 2002, the Company assessed impairment of long-lived assets and certain identifiable intangibles under SFAS No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of," and goodwill under APB Opinion No. 17, "Intangible Assets." The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of an asset are less than its carrying value. If an asset is considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the asset exceeds the fair market value of the asset. As discussed under Recent Pronouncements below, as of April 1, 2002, the Company adopted SFAS No. 142 and SFAS No. 144, which address the assessment of impairment for goodwill and other intangibles, respectively.

                             PEREGRINE REMEDY, INC.

     CONCENTRATION OF CREDIT RISK. The Company sells its products primarily to end users, value-added resellers, system integrators, independent software vendors and original equipment manufacturers. The Company performs on-going credit evaluations of its customers' financial condition, and generally no collateral is required. The Company maintains reserves for credit losses, and such losses have been within management's expectations.

     REVENUE CONCENTRATION. The Company derives the majority of its revenue from the licensing of products in its AR System, applications built upon the AR System foundation and fees from related services. These products and services are expected to account for the majority of the Company's revenue for the foreseeable future. Consequently, a reduction in demand for these products and services, or a decline in sales of these products and services, will adversely affect operating results.

     RESEARCH AND DEVELOPMENT. Research and development expenditures are generally charged to operations as incurred. SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release has been insignificant. Research and development costs have been expensed for all periods presented.

     ADVERTISING COSTS. The Company accounts for advertising costs as expense in the period in which they are incurred. Advertising expense for the six months ended September 30, 2002 was $0.3 million (Unaudited), for the period of August 28, 2001 through September 30, 2001 was $0.3 million (Unaudited), for the period of April 1, 2001 through August 27, 2001 was $5.2 million, for the period of August 28, 2001 through March 31, 2002 was $1.2 million, for the three months ended March 31, 2001 was $3.4 million, and for the years ended December 31, 2000 and 1999 was $16.3 million and $10.7 million, respectively.

     STOCK-BASED COMPENSATION. SFAS No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation expense for stock-based employee compensation plans at fair value. The Company has chosen to continue to apply Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock-based compensation plans and, accordingly, does not recognize compensation expense related to its employees under its stock option plans or employee stock purchase plans. Note 7 contains a summary of the pro-forma effects to reported net income (loss) for all periods presented as if the Company had elected to recognize compensation expense based on the fair value of the options granted as prescribed by SFAS No. 123.

     In March 2000, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation -- An Interpretation of APB Opinion 25." This interpretation clarifies the application of APB 25 for certain issues including: (a) the definition of employee for purposes of applying APB 25, (b) the criteria for determining whether a plan qualifies as a non-compensatory plan, (c) the accounting consequences of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. Interpretation No. 44 was effective July 1, 2000 but certain conclusions in this interpretation covered specific events that occurred after either December 15, 1998 or January 12, 2000. Interpretation No. 44 did not have a significant effect on the Company's consolidated financial position or results of operations.

     COMPREHENSIVE INCOME (LOSS). Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. While the primary component of the Company's comprehensive income (loss) is

                             PEREGRINE REMEDY, INC.

reported net income (loss), the other components of comprehensive income (loss) relate to foreign currency translation adjustments, unrealized hedging gains and losses and unrealized gains and losses on available-for-sale securities. Tax effects on comprehensive income (loss) are not material.

     INCOME TAXES. Subsequent to the Company's acquisition by Peregrine, the Company's operating results have been included in Peregrine's consolidated federal and state income tax returns. The income tax provision (benefit) reflected in the periods subsequent to August 27, 2001, has been determined on a separate return basis. The taxes on income are computed in accordance with the tax rules and regulations of the taxing authorities where the income is earned. The income tax rates imposed by these taxing authorities vary substantially. Taxable income (loss) may differ from income (loss) before income taxes for financial accounting purposes. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements.

     RECENT PRONOUNCEMENTS. In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 addresses financial accounting and reporting for business combinations and requires that all business combinations be accounted for using one method, the purchase method. The Statement applies to all business combinations initiated after June 30, 2001. As such, Peregrine's acquisition of the Company on August 27, 2001 was accounted for in accordance with SFAS No. 141. SFAS No. 142 addresses financial accounting and reporting at the point of acquisition for intangible assets acquired individually or with a group of other assets, other than those acquired in a business combination, and the financial accounting and reporting for goodwill and other intangible assets subsequent to their acquisition. Under this Statement, all goodwill and those intangible assets with indefinite useful lives will no longer be amortized, but rather will be tested for impairment annually and when events and circumstances indicate that their fair value has been reduced below carrying value. Intangible assets with finite useful lives will continue to be amortized over those useful lives. The provisions of SFAS No. 142 are required to be applied for fiscal years beginning after December 15, 2001, except that goodwill and intangibles with indefinite lives that arise from business combinations after June 30, 2001 will not be amortized. As such, the goodwill related to Peregrine's acquisition of Remedy that has been pushed down to the Company's consolidated financial statements has not been amortized.

     The Company adopted SFAS No. 142 in its entirety on April 1, 2002. At that date, the Company's only goodwill and intangibles were those pushed down from Peregrine, which for amortization purposes have been accounted for under SFAS No. 142 from the acquisition date. As discussed in Note 11, the Company recorded an impairment charge as of March 31, 2002, related to the goodwill that was pushed down, to reflect such goodwill at its estimated fair value of $0 at that date and therefore the net book value of the Company's goodwill was $0 upon full adoption of SFAS No. 142.

     The following reconciles the Company's reported net income (loss) to those amounts that would have resulted had there been no amortization of goodwill for the periods prior to August 27, 2001.

                                                 FOR THE PERIOD   FOR THE THREE   FOR THE YEARS ENDED
                                                    4/01/01       MONTHS ENDED       DECEMBER 31,
                                                       TO           MARCH 31,     -------------------
                                                    8/27/01           2001          2000       1999
                                                 --------------   -------------   --------   --------
                                                                    (IN THOUSANDS)
Net income (loss):
  As reported..................................     $(9,517)         $(8,396)     $33,569    $29,523
  Add back amortization of goodwill, net of
     taxes.....................................       4,668            1,674        5,789      2,647
                                                    -------          -------      -------    -------
  Adjusted.....................................     $(4,849)         $(6,722)     $39,358    $32,170
                                                    =======          =======      =======    =======

                             PEREGRINE REMEDY, INC.

     In August 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," and SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 143 requires the recognition of a liability for the fair value of an asset retirement obligation in the period in which the obligation is incurred, if a reasonable estimate of fair value can be made. If a reasonable estimate of fair value cannot be made in the period the obligation is incurred, the liability must be recognized when a reasonable estimate of fair value can be made. Upon initial recognition of such a liability, an equal amount must be capitalized into the carrying amount of the related long-lived asset and subsequently expensed over its useful life. The provisions of SFAS No. 143 are required to be applied for fiscal years beginning after June 15, 2002. SFAS No. 144 supersedes SFAS No. 121 and the accounting and reporting provisions of APB Opinion No. 30 for the disposal of a segment of a business. This Statement establishes a single accounting model, based on the framework in SFAS No. 121, for long-lived assets to be disposed of by sale and resolves significant implementation issues related to Statement 121. The provisions of SFAS No. 144 are required to be applied for fiscal years beginning after December 15, 2001. The Company believes that adoption of SFAS No. 143 and SFAS No. 144 will not have a material effect on the its consolidated financial position or results of operations.

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 generally requires that the liability for a cost associated with an exit or disposal activity be recognized and measured initially at its fair value in the period in which the liability is incurred. The provisions of this Statement are effective for exit or disposal activities initiated after December 31, 2002. The Company believes that adoption of SFAS No. 146 will not have a material effect on its consolidated financial position or results of operations.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure -- An Amendment of FASB Statement No. 123." This Statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and requires prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has elected not to adopt the recognition and measurement provisions of SFAS No. 123 and continues to account for its stock-based employee compensation plans under APB Opinion No. 25 and related interpretations, and therefore the transition provisions will not have an impact on its consolidated financial position or results of operations.

     In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." Interpretation No. 45 requires certain guarantees to be recorded at fair value and requires a guarantor to make disclosures, even when the likelihood of making any payments under the guarantee is remote. The initial recognition and initial measurement provisions are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, and the disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company believes that adoption of Interpretation No. 45 will not have a material effect on its consolidated financial position or results of operations.

3.  LOANS AND LINES OF CREDITS

     In August 2001, Peregrine Systems, Inc. obtained a term loan with two financial institutions for an amount equal to $150.0 million. The Company agreed to guarantee the term loan and provided assets to serve as collateral. The term loan was fully repaid in October 2001.

     In October 2001, Peregrine Systems, Inc. obtained a revolving line of credit under which Peregrine could draw a maximum of $150.0 million. The Company agreed to guarantee the revolving line of credit. All of the

                             PEREGRINE REMEDY, INC.

Company's outstanding shares were provided as collateral. The revolving line of credit was fully repaid in February 2002.

     In June 2002, the Company obtained, as a co-borrower in conjunction with Peregrine Systems, Inc. and its domestic subsidiaries (the "Borrowers"), a Loan and Security Agreement (the "Agreement"). As part of the Agreement, the Borrowers paid a facility fee of $300,000. The Agreement permitted the Borrowers to draw funds under a revolving line of credit up to $100.0 million and $56.0 million under a term loan. The revolving line of credit and the term loan bore interest at 6.75% and 9.75%, respectively. In addition, the Borrowers were required to pay a fee equal to 0.75% of the unused balance of the line of credit. No draws were made against the revolving line of credit and the entire $56.0 million of the term loan was drawn down. Borrowings under the term loan were required to be repaid in monthly installments of $1.1 million beginning February 2003 through December 2003. The outstanding unpaid principal balance and all accrued and unpaid interest under the term loan were due and payable on December 31, 2003. The Borrowers were also required to remit all of the cash proceeds from the sale of any other assets, except as to specifically permitted dispositions under the Agreement. The Agreement also provided the Borrowers with Letters of Credit totalling $18.6 million. The Borrowers were required to make a loan to the issuing lenders in an amount equal to 105% of the requested Letter of Credit. All of each Borrower's assets and any assets acquired were collateralized under the Agreement. On September 27, 2002, the Borrowers elected to terminate the Agreement. As a result, the Borrowers were required to pay an early termination fee of $1.0 million. All payments were made by Peregrine Systems, Inc. and have been reflected in the accompanying consolidated financial statements as a contribution from stockholder in additional paid in capital. Interest expense of $1.3 million was recorded in the accompanying consolidated financial statements for the period from April 1, 2002 through September 30, 2002.

     On September 27, 2002, the Company obtained, as a co-borrower in conjunction with Peregrine Systems, Inc. and its domestic subsidiaries (the "Borrowers"), a Debtor-In-Possession Credit Agreement (the "Credit Agreement"). The Credit Agreement provided the Borrowers with a credit facility of $110.0 million. The credit facility bore interest at the LIBOR rate plus 3.5%, which totaled 5.29% at September 30, 2002. The Credit Agreement also included a facility fee of $385,000 which is being recognized as additional interest over the term of the Credit Agreement. The outstanding balance at September 30, 2002 of $46.2 million has been reflected in the accompanying consolidated financial statements. All of the Company's outstanding stock was provided as collateral for the Credit Facility.

     On November 22, 2002, the outstanding principal plus the accrued and unpaid interest of $54.2 million were applied against the proceeds to be received from BMC as part of its acquisition of the Company

4.  COMMITMENTS

     LEASE COMMITMENTS. The Company leases its facilities under operating lease arrangements. Certain of the leases provide for annual rent increases of approximately 3%. The Company had capitalized property and equipment totaling $1.5 million with associated accumulated amortization of $1.4 million and $1.3 million at December 31, 2000 and 1999, respectively. There are no commitments for capital leases as of March 31, 2002,

                             PEREGRINE REMEDY, INC.

and the approximate annual minimum rental commitments under operating leases at that date are as follows (in thousands):

YEAR ENDING MARCH 31,
---------------------
2003........................................................       $13,115
2004........................................................         6,451
2005........................................................         4,842
2006........................................................         2,436
2007........................................................            56
Thereafter..................................................            --
                                                                   -------
Total minimum lease payments................................       $26,900
                                                                   =======

     Total rent expense for the six months ended September 30, 2002 was $6.4 million (Unaudited), for the period of August 28, 2001 through September 30, 2001 was $1.5 million (Unaudited), for the period of April 1, 2001 through August 27, 2001 was $5.8 million, for the period of August 28, 2001 through March 31, 2002 was $8.1 million, for the three months ended March 31, 2001 was $2.8 million and for the years ended December 31, 2000 and 1999 was $10.6 million and $7.8 million, respectively.

5.  DERIVATIVE FINANCIAL INSTRUMENTS

     Since January 1, 2001, the Company has entered into foreign exchange forward contracts to mitigate the risk of adverse foreign currency exchange rate fluctuations. These forward contracts do not qualify for hedge accounting and accordingly are recorded at fair value at each reporting date with the change in fair value during each reporting period recognized as a gain or loss in the statement of operations. Subsequent to August 27, 2001, the Peregrine acquisition date, all of the Company's treasury functions were assumed by Peregrine. Through December 31, 2000, the Company used derivative financial instruments principally to minimize its exposures to the United States Dollar value of revenues and expenses denominated in foreign currencies. The Company began pricing its products in multiple currencies during the quarter ended December 31, 1999, and in preparation, foreign exchange forward and simple purchase option contracts were entered beginning in the quarter ended September 30, 1999 to hedge the risk that the United States Dollar value of the foreign currency denominated revenues and expenses might have been adversely affected by changes in foreign currency exchange rates. As part of its overall strategy to manage the level of exposure to the risk of foreign currency exchange rate fluctuations, the Company hedged a portion of its foreign currency exposures anticipated over the ensuing twelve-month period. However, the Company was impacted by foreign currency exchange rate fluctuations related to the unhedged portion. The success of the hedging program depended, in part, on forecasts of transaction activity in various currencies (primarily the Pound Sterling and the Euro). The Company experienced unanticipated foreign currency exchange gains or losses to the extent that there were timing differences between forecasted and actual activity during periods of currency volatility.

     The Company recorded these foreign exchange contracts at fair value in its consolidated balance sheet and the related gains or losses on these contracts were reflected, net of the related tax effect, in stockholders' equity as a component of accumulated other comprehensive income (loss). These gains and losses were reclassified into earnings in the period in which the underlying revenues and expenses being hedged were recognized. However, if any of these contracts were considered to be ineffective in offsetting the change in the forecasted cash flows relating to the revenues or expenses being hedged, any changes in fair value relating to the ineffective portion of these contracts was immediately recognized in earnings. In the event the underlying forecasted cash flow did not occur, or it became probable that it would not occur, the gain or loss on the related cash flow hedge would be reclassified from accumulated other comprehensive income (loss) to earnings at that time. Since the critical terms of the hedging instruments were the same as the underlying

                             PEREGRINE REMEDY, INC.

forecasted cash flows, the changes in the fair value of the foreign exchange contracts were highly effective in offsetting changes in the expected cash flows from the forecasted transactions. The Company did not recognize any gains or losses resulting from hedge ineffectiveness and recognized a loss of $49,000 resulting from a change in forecast probability during the year ended December 31, 2000.

     The Company formally documented all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking its various hedge transactions. The Company also formally assessed, both at the hedge's inception and on an ongoing basis, whether the derivatives that were used in hedging transactions were highly effective in offsetting changes in cash flows of hedged items. Changes in the time value of option contracts were excluded from this effectiveness assessment and recorded directly in earnings. During the year ended December 31, 2000, no charge, representing the change in option time values, was recorded in earnings.

     As of December 31, 2000, the Company included the fair value of forward contracts of $244,000 in other current assets in its consolidated balance sheet. The Company had no simple purchase option contracts at December 31, 2000. As of December 31, 1999, the Company included the fair value of simple purchase option contracts of $34,000 and the fair value of forward contracts of $108,000 in other current assets in its consolidated balance sheet.

     At December 31, 2000, the Company had $18,000 of other comprehensive income related to future revenue transactions and the balance was expected to be recognized into earnings within the next twelve months. A gain of $237,000 was reclassified into revenue and a loss of $152,000 was reclassified into expense from other comprehensive income for the year ended December 31, 2000 upon recognition of the related revenue and expenses.

     At December 31, 1999, the Company had $23,000 of other comprehensive income related to future revenue transactions and the balance was expected to be recognized into earnings within the next twelve months. A gain of $76,000 was reclassed into earnings from other comprehensive income for the year ended December 31, 1999 upon recognition of the related revenue.

6.  SHARE REPURCHASE

     On August 5, 1998, the Remedy Board of Directors (the "Board") authorized management of the Company to repurchase up to 3 million shares, or approximately 10 percent, of the Company's then outstanding shares of common stock over the following twelve months. On August 5, 1999, the Board authorized the Company to continue the share repurchase program for an additional six months through February 2000. On July 26, 2000, the Board authorized management of the Company to repurchase up to an additional 3 million shares, or approximately 10 percent, of the Company's then outstanding shares of common stock over the following twelve months. During the authorized periods, the Company repurchased shares on the open market from time to time, depending on market conditions. The repurchases were funded from the Company's cash, cash equivalents and short-term investments. Under the program, the Company repurchased a total of approximately
4.13 million shares of the Company's stock at an average price of $18.14 per share, totaling approximately $74.9 million.

7.  COMPENSATION AND BENEFIT PLANS

     401(k) RETIREMENT SAVINGS PLAN. The Company maintained a 401(k) retirement savings plan to provide retirement benefits for substantially all of its employees. Subsequent to the Peregrine acquisition, participants of the plan continued to contribute to the plan until October 31, 2001, at which time eligible employees of the Company became eligible to participate in the Peregrine Systems, Inc. 401(k) Plan. Effective January 31, 2002, the plan merged with the Peregrine plan and all plan assets were transferred. Participants in the plan may elect to contribute from 2% to 15% of their annual compensation to the plan,

                             PEREGRINE REMEDY, INC.

limited to the maximum amount allowed by the Internal Revenue Code. The Company, at its discretion, may make annual contributions to the plan. To date, the Company has made no contributions to the plan.

     PEREGRINE STOCK OPTION PLANS. Subsequent to the Peregrine acquisition on August 27, 2001, Remedy employees were eligible for stock option grants under the 1994 Peregrine Systems Nonqualified Stock Option Plan ("1994 PSI Plan") and the 1999 Peregrine Systems Nonqualified Stock Option Plan ("1999 PSI Plan"). All options granted pursuant to the plans have an exercise price determined by the Peregrine Board of Directors on a per-grant basis. Option grants generally vest over four years and have a term of 10 years.

     The following Remedy plans were in effect through August 27, 2001, the date of the Peregrine acquisition.

     1995 STOCK OPTION/STOCK ISSUANCE PLAN. In January 1995, the Board adopted the 1995 Stock Option/ Stock Issuance Plan (the 1995 Plan), as the successor to the 1991 Stock Option/Stock Issuance Plan. Under the 1995 Plan, 15,718,426 shares of common stock, plus an additional number of shares equal to the lesser of 4,000,000 shares or 6% of the number of shares of common stock and common stock equivalents outstanding on the first day of each of 1999 and 2000 were authorized for issuance.

     Under the 1995 Plan, options to purchase common stock were allowed to be granted and common stock was allowed to be granted at prices not less than 85% of the fair market value at the date of grant/issuance. Options issued to new employees under the plan became exercisable according to a vesting schedule, which typically provided for the first 25% of the option shares to become available after one year with the remaining shares and options vesting on a pro-rata basis over the following 36 months. Options issued to existing employees typically vested in equal monthly installments over 4 years. All options issued had a term of 10 years.

     1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN. During 1995, the Company adopted the 1995 Non-Employee Directors Stock Option Plan (the Directors Plan), and reserved 412,500 shares for issuance, plus an additional 37,500 shares on the first day of 1999 and 2000. Under the Directors Plan, each non-employee member of the Board was automatically granted an option to purchase 20,000 shares of the Company's stock upon initial appointment or election to the Board, and 10,000 shares of the Company's stock upon reelection to the Board. An additional 5,000 shares were granted to each non-employee director serving on a Board committee, up to a maximum of 10,000 shares each year for committee assignments. Stock options to non-employee directors were granted at no less than 100% of the fair market value on the grant date. Stock options granted upon reelection to the Board vested in 48 equal monthly installments. All options issued had a term of 10 years.

     2000 SUPPLEMENTAL STOCK OPTION PLAN. In February 2000, the Board adopted the 2000 Supplemental Stock Option Plan (the 2000 Plan). Under the 2000 Plan, 3,000,000 shares of common stock were authorized for issuance. Shares of common stock issued under the plan could have been (i) unissued common stock, (ii) treasury shares of common stock, or (iii) re-acquired shares of common stock. Options that were forfeited or terminated before being exercised were returned to the pool of authorized shares to be issued. Under the 2000 Plan, employees and consultants could have been granted either non-qualified stock options or restricted shares of common stock. Outside directors and executive officers were not eligible for awards under the 2000 Plan. The 2000 Plan prohibited options from being granted at less than 85% of the fair market value on the date of grant. Options issued to new employees under the plan became exercisable according to a vesting schedule, which typically provided for the first 25% of the option shares to become available after one year with the remaining shares and options vesting on a pro-rata basis over the following 36 months. Options issued to existing employees typically vested in equal monthly installments over 4 years. All options issued had a term of 10 years.

                             PEREGRINE REMEDY, INC.

     A summary of activity under all option plans is as follows:

                                                     OPTIONS OUTSTANDING             OPTIONS EXERCISABLE
                                           ---------------------------------------   --------------------
                                                                         WEIGHTED-             WEIGHTED-
                                                                          AVERAGE               AVERAGE
                                SHARES                                   EXERCISE    NUMBER     EXERCISE
                               AVAILABLE    NUMBER        EXERCISE         PRICE       OF      PRICE PER
                               FOR GRANT   OF SHARES   PRICE PER SHARE   PER SHARE   SHARES      SHARE
                               ---------   ---------   ---------------   ---------   -------   ----------
                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Remedy options:
Balance at December 31,
  1998.......................    1,607       8,276     $ 0.01 - $42.50    $14.17
Additional shares reserved...    1,790          --
Options granted..............   (3,312)      3,312     $13.88 - $47.38    $20.36
Options exercised............       --      (1,897)    $10.63 - $50.06    $12.63
Options canceled or
  expired....................    1,584      (1,584)    $ 6.33 - $40.00    $15.80
                                ------      ------
Balance at December 31,
  1999.......................    1,669       8,107     $ 0.13 - $47.38    $16.74      2,785      $14.04
Additional shares reserved...    4,931          --
Options granted..............   (5,552)      5,552     $16.13 - $56.69    $30.53
Options exercised............       --      (1,411)    $ 0.13 - $47.38    $14.39
Options canceled or
  expired....................    2,158      (2,158)    $ 8.43 - $56.69    $23.55
                                ------      ------
Balance at December 31,
  2000.......................    3,206      10,090     $ 0.13 - $56.69    $23.22      3,273      $18.82
Options granted..............     (592)        592     $19.19 - $26.94    $22.32
Options exercised............       --        (254)    $ 0.13 - $26.78    $14.66
Options canceled or
  expired....................      225        (225)    $ 9.06 - $56.69    $25.47
                                ------      ------
Balance at March 31, 2001....    2,839      10,203     $ 0.33 - $56.69    $23.20      3,448      $19.50
Options granted..............     (254)        254     $15.91 - $34.90    $19.13
Options exercised............       --        (605)    $ 1.50 - $29.00    $16.05
Options canceled or
  expired....................      681        (681)    $ 9.31 - $56.69    $28.05
                                ------      ------
Balance at August 27, 2001...    3,266       9,171     $ 0.33 - $56.69    $23.20
                                ======      ======
Peregrine options:
Conversion to Peregrine stock
  options....................               12,031     $ 0.26 - $43.21    $17.69
Options granted..............                2,084     $ 5.00 - $19.83    $10.35
Options exercised............                 (240)    $ 0.26 - $15.15    $ 9.03
Options canceled or
  expired....................                 (719)    $ 6.91 - $43.21    $19.49
                                            ------
Balance at March 31, 2002....               13,156     $ 0.26 - $43.21    $16.52      8,240      $17.01
                                            ======

     At the completion of the acquisition, Peregrine assumed all of Remedy's outstanding stock options, whether vested or unvested. As a result, all of Remedy's outstanding stock options were converted into options to purchase Peregrine's common stock. All of the Remedy stock options that were assumed by Peregrine at the completion of the acquisition were subject to the same terms and conditions that were applicable to the stock options prior to the acquisition, except that the aggregate number of shares issuable upon the exercise of each stock option, and the exercise price of each stock option, were adjusted based upon an exchange ratio that is equivalent in value to the per share cash and stock consideration paid to holders of Remedy common stock in the acquisition. In connection with the Peregrine acquisition, deferred stock compensation of

                             PEREGRINE REMEDY, INC.

$31.8 million was pushed down to the Company's books. These charges are being amortized over the remaining vesting periods using the straight-line method.

     Subsequent to the Peregrine acquisition on August 27, 2001, Remedy employees were eligible for stock option grants under Peregrine option plans. These plans do not designate shares available for grant specifically for Remedy employees.

     The options outstanding and held by Remedy employees under all Peregrine option plans at March 31, 2002 have been segregated into ranges for additional disclosure as follows:

                                                OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                                    -------------------------------------------   -----------------------
                                                  WEIGHTED-AVERAGE    WEIGHTED-                 WEIGHTED-
                                                      REMAINING        AVERAGE      SHARES       AVERAGE
RANGE OF                              SHARES      CONTRACTUAL LIFE/   EXERCISE     CURRENTLY    EXERCISE
EXERCISE PRICES                     OUTSTANDING         YEARS           PRICE     EXERCISABLE     PRICE
---------------                     -----------   -----------------   ---------   -----------   ---------
$ 0.26 - $10.77...................   2,734,434          6.72           $ 7.52      1,842,279     $ 7.40
$10.80 - $12.63...................   1,635,290          9.18           $11.80        226,476     $11.94
$12.77 - $13.06...................   2,744,887          7.66           $12.84      2,003,737     $12.85
$13.16 - $18.54...................   2,660,888          7.76           $15.11      1,859,477     $15.04
$18.68 - $43.21...................   3,380,349          7.88           $30.20      2,308,324     $30.37
                                    ----------                                     ---------
$ 0.26 - $43.21...................  13,155,848          7.73           $16.52      8,240,293     $17.01
                                    ==========                                     =========

     PEREGRINE 1997 EMPLOYEE STOCK PURCHASE PLAN. Subsequent to the Peregrine acquisition on August 27, 2001, Remedy employees were eligible to participate in the Peregrine 1997 Employee Stock Purchase Plan. In February 1997, Peregrine's Board of Directors and stockholders adopted the Employee Stock Purchase Plan and reserved 1,000,000 shares for issuance. Employees are granted the right to purchase shares of common stock at a price per share that is 85% of the lesser of the fair market value on the first or last day of each purchase period, as defined. During the period of August 28, 2001 through March 31, 2002, there were no shares of Pergrine stock issued under the plan to Remedy employees.

     REMEDY 1995 EMPLOYEE STOCK PURCHASE PLAN. In January 1995, the Board and stockholders adopted the Employee Stock Purchase Plan (the Purchase Plan) and reserved 1,200,000 shares for issuance. In May 1998 and May 1999, the Board and stockholders approved amendments to increase by 920,593 and 1,359,269, respectively, the number of shares issuable under the Purchase Plan. Under the Purchase Plan, employees were granted the right to purchase shares of common stock at a price per share that is 85% of the lesser of the fair market value of the shares at: (i) the participant's entry date into the two-year offering period, or (ii) the end of each six-month segment within such offering period. During the period of April 1, 2001 through August 27, 2001, the three months ended March 31, 2001, and the years ended December 31, 2000 and 1999, shares totaling 577,800, 0, 706,591 and 566,649, respectively, were issued under the Purchase Plan at average prices of $14.33, 0, $12.21 and $10.37 per share, respectively. The Purchase Plan was in effect until the Peregrine acquisition on August 27, 2001.

     ACCOUNTING FOR STOCK OPTIONS AND STOCK PURCHASE RIGHTS. The Company's accounting for stock options is in accordance with APB Opinion No. 25 and related interpretations, which generally require that the amount of compensation cost that must be recognized, if any, is the quoted market price of the stock at the measurement date, less the amount the grantee is required to pay to acquire the stock. Alternatively, SFAS No. 123, "Accounting for Stock-Based Compensation," employs fair value-based measurement and generally results in the recognition of compensation expense for all stock-based awards to employees. SFAS No. 123 does not require an entity to adopt those provisions, but rather, permits continued application of APB Opinion No. 25. The Company has elected not to adopt the recognition and measurement provisions of SFAS No. 123 and continues to account for its employee stock-based compensation plans under APB Opinion No. 25 and related interpretations. In accordance with APB Opinion No. 25, deferred compensation is generally recorded

                             PEREGRINE REMEDY, INC.

for stock-based compensation grants based on the excess of the market value of the common stock on the measurement date over the exercise price. The deferred compensation is amortized to expense over the vesting period of each unit of stock-based compensation granted. If the exercise price of the stock-based compensation is equal to or exceeds the market price of the Company's common stock on the date of grant, no compensation expense is recorded. During the period of August 28, 2001 through March 31, 2002, Peregrine granted stock options covering 1.9 million shares of Peregrine common stock to Remedy employees at exercise prices below the market price of Peregrine stock at their respective grant dates. Remedy recorded deferred stock compensation of $5.1 million related to these grants. This deferred compensation is being amortized over the vesting periods, generally of four years, using the straight-line method. For all periods presented through August 27, 2001, the Company was not required to record compensation expense for stock option grants and stock issued under the employee stock purchase plans. The amortization of deferred stock compensation related to the stock grants above and the options assumed by Peregrine in conjunction with its acquisition of Remedy has been presented as amortization of stock-based compensation in the accompanying consolidated statements of operations. Based on the job functions of the respective employees, the expense would be allocated as follows:

                                                                        FOR THE PERIODS
                                                              -----------------------------------
                                                                4/01/02       8/28/01     8/28/01
                                                                  TO            TO          TO
                                                                9/30/02       9/30/01     3/31/02
                                                              -----------   -----------   -------
                                                              (UNAUDITED)   (UNAUDITED)
                                                                        (IN THOUSANDS)
Cost of product revenue.....................................    $   94        $   34      $   210
Cost of maintenance and service revenue.....................     1,084           365        2,286
Research and development....................................     2,227           750        4,701
Sales and marketing.........................................     3,349         1,346        8,442
General and administrative..................................     1,604           540        3,381
                                                                ------        ------      -------
                                                                $8,358        $3,035      $19,020
                                                                ======        ======      =======

     Pro forma information regarding net income and earnings per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options granted and stock purchase rights issued subsequent to December 31, 1994 under the fair value based method of SFAS No. 123. The fair value for the options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

                           SUCCESSOR                                PREDECESSOR
                         -------------   -----------------------------------------------------------------
                                FOR THE PERIODS             FOR THE
                         -----------------------------   THREE MONTHS
                            8/28/01         4/01/01          ENDED       FOR THE YEARS ENDED DECEMBER 31,
                              TO              TO           MARCH 31,     ---------------------------------
                            3/31/02         8/27/01          2001             2000              1999
                         -------------   -------------   -------------   ---------------   ---------------
Volatility factor......   95% - 107%          86%             86%             86%               81%
Risk-free interest
  rate.................  3.10% - 4.64%   5.26% - 7.56%   5.26% - 7.56%   6.03% - 7.86%     4.79% - 6.50%
Dividend yield.........       0%              0%              0%               0%                0%
Expected term..........   4 - 5 years     4 - 5 years     4 - 5 years     4 - 5 years       4 - 5 years

     For the period of August 28, 2001 through March 31, 2002, the 95% volatility factor and 3.1% risk-free interest rate were utilized in Peregrine's purchase accounting for the Remedy stock options assumed.

     The weighted-average fair values of options granted at market price in the periods above were $5.52, $13.19, $15.40, $26.46 and $10.55, respectively. The weighted average fair value of the options granted below market price discussed above for the period of August 28, 2001 through March 31, 2002 was $10.62.

                             PEREGRINE REMEDY, INC.

     The fair value of employee purchase rights under the stock purchase plans was also estimated using the Black-Scholes option pricing model with the following weighted-average assumptions:

                               SUCCESSOR                             PREDECESSOR
                               ---------   ----------------------------------------------------------------
                                    FOR THE PERIODS          FOR THE
                               -------------------------   THREE MONTHS
                                8/28/01       4/01/01         ENDED       FOR THE YEARS ENDED DECEMBER 31,
                                  TO            TO          MARCH 31,     ---------------------------------
                                3/31/02       8/27/01          2001            2000              1999
                               ---------   -------------   ------------   ---------------   ---------------
Volatility factor............    98%            86%          n/a               86%               81%
Risk-free interest rate......   1.92%      4.16% - 8.07%     n/a          7.42% - 8.07%     4.95% - 5.66%
Dividend yield...............     0%            0%           n/a                0%                0%
Expected term................  6 months      6 months        n/a             6 months          6 months

     The weighted-average fair values of purchase rights granted under the employee stock purchase plans for the periods above were $6.46, $12.46, n/a, $23.30 and $8.16, respectively.

     Had compensation cost for the stock-based compensation plans been determined based on the grant date fair values of awards estimated using the Black-Scholes option pricing model, which is consistent with the method described in SFAS No. 123, the Company's reported net income (loss) would have been reduced to the pro forma amounts shown below:

                                       SUCCESSOR                      PREDECESSOR
                                      -----------    ---------------------------------------------
                                          FOR THE PERIODS         FOR THE
                                      -----------------------   THREE MONTHS   FOR THE YEARS ENDED
                                        8/28/01      4/01/01       ENDED          DECEMBER 31,
                                          TO            TO       MARCH 31,     -------------------
                                        3/31/02      8/27/01        2001         2000       1999
                                      -----------    --------   ------------   --------   --------
                                                             (IN THOUSANDS)
Net income (loss):
  As reported.......................  $(1,000,415)   $ (9,517)    $ (8,396)    $33,569    $29,523
  Pro Forma.........................  $(1,055,636)   $(19,822)    $(14,876)    $18,625    $ 8,322

8.  STOCKHOLDER RIGHTS PLAN

     In July 1997, the Company's Board of Directors adopted a Stockholder Rights Plan, effective July 25, 1997, and declared a dividend distribution of one Preferred Share Purchase Right (a "Right") on each outstanding share of Remedy's common stock. The Rights would not become exercisable, and would continue to trade with the common stock, unless a person or group acquired 20 percent or more of Remedy's common stock or announced a tender offer, the consummation of which would result in ownership by a person or group of 20 percent or more of the Company's common stock. Each Right would entitle a stockholder to buy one one-thousandth of a share of a newly created Series A Junior Participating Preferred Stock of the Company at an exercise price of $230 per one one-thousandth of a share. If a person or group acquired 20 percent or more of Remedy's outstanding common stock or announced a tender offer, the consummation of which would result in ownership by a person or group of 20 percent or more of the Company's common stock, each Right would entitle its holder (other than the acquiring person or group) to purchase, at the Right's then current exercise price, a number of Remedy's common shares having a market value of twice that price. In addition, if Remedy was acquired in a merger or other business combination transaction after a person had acquired 20 percent or more of Remedy's outstanding common stock, each Right would entitle its holder to purchase, at the Right's then current exercise price, a number of the acquiring company's common shares having a market value of twice that price.

     Following the acquisition by a person or group of 20 percent or more of Remedy's common stock and prior to an acquisition of 50 percent or more of the common stock, the Board could exchange the Rights

                             PEREGRINE REMEDY, INC.

(other than Rights owned by such person or group), in whole or in part, for consideration per Right consisting of one-half of the common stock that would be issuable upon exercise of one Right. Alternatively, the Rights could have been redeemed for 1/10th of a cent per Right, at the option of the Board, prior to the acquisition by a person or group of beneficial ownership of 20 percent or more of Remedy's common stock or if a person or group announced a tender offer, the consummation of which would result in ownership by a person or group of 20 percent or more of the Company's common stock. The non-taxable dividend distribution was made on August 29, 1997, payable to Stockholders of record on that date. The Rights terminated on August 27, 2001 upon Peregrine's acquisition of Remedy.

9.  INCOME TAXES

     Deferred income taxes are recognized for the temporary differences between the recorded amounts of assets and liabilities for financial reporting purposes and such amounts for income tax purposes. Research and development tax credits are accounted for as a reduction of income tax expense in the year realized. The income tax benefit from nonqualified stock options exercised, wherein the fair market value at date of issuance is less than that at date of exercise, is credited to additional paid-in capital.

     The income tax provision (benefit) consists of the following:

                                            SUCCESSOR                    PREDECESSOR
                                            ---------   ----------------------------------------------
                                              FOR THE PERIODS
                                            -------------------                    FOR THE YEARS ENDED
                                             8/28/01    4/01/01   FOR THE THREE       DECEMBER 31,
                                               TO         TO       MONTHS ENDED    -------------------
                                             3/31/02    8/27/01   MARCH 31, 2001     2000       1999
                                            ---------   -------   --------------   --------   --------
                                                                  (IN THOUSANDS)
Federal:
  Current................................    $ 1,216    $(1,924)     $(5,499)      $15,248    $15,040
  Deferred...............................     (4,132)    (5,232)        (455)       (2,763)    (1,927)
                                             -------    -------      -------       -------    -------
                                              (2,916)    (7,156)      (5,954)       12,485     13,113
State:
  Current................................      2,809       (122)        (243)          368        124
  Deferred...............................     (2,876)      (591)        (237)       (1,000)      (373)
                                             -------    -------      -------       -------    -------
                                                 (67)      (713)        (480)         (632)      (249)
Foreign:
  Current................................      2,013      1,175          722         2,764      1,424
                                             -------    -------      -------       -------    -------
Income tax provision (benefit)...........    $  (970)   $(6,694)     $(5,712)      $14,617    $14,288
                                             =======    =======      =======       =======    =======

     Pre-tax income (loss) from foreign operations was $23.8 million, $(6.1) million, $3.2 million, $17.9 million and $4.5 million, respectively, for the periods above.

                             PEREGRINE REMEDY, INC.

     The difference between the income tax provision (benefit) and the amount computed by applying the federal statutory income tax rate to income (loss) before income taxes is explained below:

                                          SUCCESSOR                    PREDECESSOR
                                          ---------   ----------------------------------------------
                                            FOR THE PERIODS
                                          -------------------                    FOR THE YEARS ENDED
                                           8/28/01    4/01/01   FOR THE THREE       DECEMBER 31,
                                             TO         TO       MONTHS ENDED    -------------------
                                           3/31/02    8/27/01   MARCH 31, 2001     2000       1999
                                          ---------   -------   --------------   --------   --------
                                                                (IN THOUSANDS)
Tax at federal statutory rate..........   $(350,485)  $(5,674)     $(4,937)      $16,865    $15,334
State tax, net of federal benefit......         (43)     (463)        (312)        1,038        943
Research and development credit........          --        --           --        (1,121)    (1,605)
In-process research and development....      30,100        --           --            --         --
Impairment of goodwill.................     319,991        --           --            --         --
Tax exempt interest income.............        (670)     (866)        (559)       (2,011)    (1,119)
Other..................................         137       309           96          (154)       735
                                          ---------   -------      -------       -------    -------
Income tax provision (benefit).........   $    (970)  $(6,694)     $(5,712)      $14,617    $14,288
                                          =========   =======      =======       =======    =======

     Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                 SUCCESSOR          PREDECESSOR
                                                 ---------   --------------------------
                                                      MARCH 31,          DECEMBER 31,
                                                 -------------------   ----------------
                                                   2002       2001      2000      1999
                                                 ---------   -------   -------   ------
                                                             (IN THOUSANDS)
Reserves and accruals not yet deductible for
  tax.........................................   $ 14,870    $15,245   $12,690   $6,847
Tax credit carryforward.......................         --         --     1,488       --
Deferred revenue..............................        909        795       622      699
Employee stock options........................      7,595         --        --       --
Net operating loss carryforward...............      2,257         --        --       --
Other.........................................          8          8         6        8
                                                 --------    -------   -------   ------
     Gross deferred tax assets................     25,639     16,048    14,806    7,554
                                                 --------    -------   -------   ------
Valuation allowance...........................     (2,257)        --        --       --
                                                 --------    -------   -------   ------
     Total deferred tax assets................     23,382     16,048    14,806    7,554
Unremitted foreign earnings...................     (8,626)    (4,762)   (4,212)    (723)
Purchased intangibles.........................    (63,516)        --        --       --
Other.........................................       (771)        --        --       --
                                                 --------    -------   -------   ------
     Total deferred tax liabilities...........    (72,913)    (4,762)   (4,212)    (723)
                                                 --------    -------   -------   ------
Net deferred tax asset (liability)............   $(49,531)   $11,286   $10,594   $6,831
                                                 ========    =======   =======   ======

     As of March 31, 2002, the Company's net operating loss carryforwards for federal income tax purposes were approximately $6.4 million. These net operating losses resulted primarily from the exercise of employee stock options. If not utilized, the federal net operating loss carryforwards will expire beginning in 2021. As of March 31, 2002, deferred tax assets totaling approximately $2.3 million have been recorded related to the carryforwards and a valuation allowance of $2.3 million has been established against these deferred tax assets. If ultimately recognized, the tax benefit of the carryforwards will be recognized as a credit to additional

                             PEREGRINE REMEDY, INC.

paid-in capital. No valuation allowance is recorded on the remaining deferred tax assets as the Company believes it is more likely than not that these assets will be realized on a separate company basis.

10.  LITIGATION

     The Company is subject to legal proceedings and claims that arise in the ordinary course of business. Management currently believes that the ultimate amount of liability, if any, with respect to any pending actions, either individually or in the aggregate, will not materially affect the consolidated financial position, results of operations or liquidity of the Company. However, the ultimate outcome of any litigation is uncertain. If an unfavorable outcome were to occur, the impact could be material. Furthermore, any litigation, regardless of the outcome, can have an adverse impact on the Company's consolidated results of operations as a result of defense costs, diversion of management resources, and other factors.

     During the six months ended September 30, 2002, putative shareholder class action lawsuits were filed against Peregrine Systems, Inc., certain of its officers and its directors. The plaintiffs allege that the financial information provided in Peregrine's public filings was false and misleading and in violation of the securities laws. Peregrine Systems, Inc. and its officers and directors intend to defend the action vigorously and believe that Peregrine has adequate legal defenses and that the ultimate outcome of these actions will not have a material effect on Remedy's consolidated financial position, results of operations or cash flows, although there can be no assurance as to the outcome of such litigation.

11.  BUSINESS COMBINATIONS

     On August 27, 2001, the Company was acquired by Peregrine, a publicly-held software company. Peregrine issued approximately 28 million shares of its common stock valued at $795.1 million, assumed 9.2 million Remedy stock options valued at $263.8 million and paid approximately $283.4 million in cash in exchange for all the outstanding shares of Remedy for an aggregate purchase price of approximately $1.4 billion, including merger-related costs of approximately $22.9 million and an existing investment in Remedy of $5.7 million. The dollar amount assigned to the issued shares was based on the market price of the securities over the five days before and after the terms of the acquisition were agreed to and announced. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

                                                                AUGUST 27,
                                                                   2001
                                                              --------------
                                                              (IN THOUSANDS)
Tangible assets.............................................    $  288,255
Deferred tax assets.........................................        17,710
Intangible assets...........................................       264,000
Goodwill....................................................       914,260
                                                                ----------
     Total assets acquired..................................     1,484,225
                                                                ----------
Liabilities assumed.........................................       (69,302)
Deferred tax liability......................................       (73,648)
Acquisition-related accruals................................        (2,205)
                                                                ----------
     Total liabilities assumed..............................      (145,155)
                                                                ----------
Deferred compensation.......................................        31,822
                                                                ----------
     Net assets acquired....................................    $1,370,892
                                                                ==========

                             PEREGRINE REMEDY, INC.

     Of the $264.0 million of acquired intangible assets, $86.0 million was assigned to research and development assets that were written off at the date of acquisition in accordance with FASB Interpretation No. 4, "Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method." Those write-offs are reflected as acquired research and development in the accompanying consolidated statement of operations for the period from August 28, 2001 through March 31, 2002. The remaining $178.0 million of acquired intangible assets have estimated useful lives of five years. The intangible assets that make up that amount include acquired technology of $53.0 million and customer base of $125.0 million. None of the goodwill recorded is expected to be deductible for tax purposes. These balances and the related amortization recorded on Peregrine's books have been pushed down to the Company's consolidated financial statements.

     The value of the acquired in-process research and development was computed using a discounted cash flow analysis on the anticipated income stream of the related product sales. The value assigned to the acquired in-process research and development was determined by estimating the costs to develop the purchased in-process research and development into commercially viable products, estimating the resulting net cash flows from the projects and discounting the net cash flows to their present value. With respect to the acquired in-process research and development, the calculation of value was adjusted to reflect the value creation efforts of Remedy prior to the close of the acquisition.

     The nature of the efforts required to develop acquired in-process research and development into commercially viable products principally relates to the completion of all planning, designing and testing activities that are necessary to establish that the products can be produced to meet their design requirements, including functions, features and technical performance requirements. If the research and development projects and technologies are not completed as planned, they will neither satisfy the technical requirements of a changing market nor be cost effective.

     At the acquisition date, Remedy was completing research and development ("R&D") efforts on its Action Request System ("ARS") 5.0 release. In addition, the Information Technology Service Management ("ITSM") and Customer Relationship Management ("CRM") development groups were working on the development, engineering and testing activities associated with the completion of release 5.0 of the ITSM and CRM applications.

     It was estimated that the ARS 5.0 release and the ITSM/CRM joint project were 85% and 45% complete, respectively, at the time of the acquisition. At that date, it was estimated that the ARS 5.0 release would be completed during the quarter ended December 31, 2001, and the ITSM/CRM joint project would be completed during the quarter ended March 31, 2002. At the date of acquisition, approximately $33 million had been spent on the ARS 5.0 release and the ITSM/CRM joint project combined.

     At the time of the acquisition, the engineers were completing testing activities related to the ARS 5.0 release. R&D efforts related to release 5.0 of the ITSM and CRM applications included completion of development work. In order for the R&D to be technologically or commercially viable, certain components of the R&D projects needed to be fully architected, coded, developed, and tested to create a seamless, workable product. Revenues attributed to the in-process technologies were estimated based on forecasted sales and anticipated timing of new product introductions. Expenses as a percentage of revenue for Remedy were expected to decrease over the projected period due primarily to cost efficiencies gained from a larger revenue base. A 20% discount rate was used in the calculations based on independent studies that analyze market returns for similar companies.

     With the exception of the business impairment review discussed below, the assumptions used in determining the value of in-process research and development acquired in connection with Peregrine's acquisition of Remedy have been consistent, in all material respects, with the actual results to date. The

                             PEREGRINE REMEDY, INC.

assumptions primarily consist of the expected completion date for the in-process projects, estimated costs to complete the projects, and revenue and expense projections once the products have entered the market.

     During the period from August 28, 2001 through March 31, 2002, payments of $2,205,000 were made, reducing the acquisition-related accruals to $0 at March 31, 2002.

     The following unaudited pro forma results of operations for the year ended March 31, 2002, three months ended March 31, 2001, and year ended December 31, 2000 assume Peregrine's acquisition of the Company occurred at January 1, 2000. The pro forma consolidated results do not purport to be indicative of results that would have occurred had the acquisitions been in effect for the periods presented, nor do they purport to be indicative of the results that will be obtained in the future. The pro forma net loss excludes the effect of the $86.0 million write-off of in-process research and development associated with the acquisition.

                                                                         THREE MONTHS     YEAR ENDED
                                                         YEAR ENDED         ENDED        DECEMBER 31,
                                                       MARCH 31, 2002   MARCH 31, 2001       2000
                                                       --------------   --------------   ------------
Net loss.............................................    $(917,184)        $(12,428)        $(730)

     During the quarter ended March 31, 2002, Peregrine identified indicators of possible impairment of the goodwill related to previous acquisitions, including Remedy. These indicators included the deterioration in the business climate, changes in sales and cash flow forecasts and strategic plans for certain of the acquired businesses. Accordingly, Peregrine assessed goodwill at the enterprise level and pushed down an impairment charge under APB Opinion No. 17 of $914.3 million to reflect the Remedy goodwill at its estimated fair value of $0 as of March 31, 2002.

     The following acquisitions were completed by Remedy prior to the Company's acquisition by Peregrine. At August 27, 2001, the related goodwill and intangibles were removed from the Company's balance sheet in conjunction with Peregrine's purchase price allocation for its acquisition of Remedy.

     In January 2001, the Company acquired Deodis SA, a privately-held European asset management and CRM integrator based in Paris, France. The total purchase price, including related expenses, was approximately $3.5 million, of which $3.2 million was allocated to goodwill. The acquisition was accounted for under the purchase method and, accordingly, Deodis' operating results have been included in the Company's consolidated financial statements since the date of the acquisition.

     In February 2000, the Company acquired Axtive Software, Inc. ("Axtive"), a privately-held provider of web personalization software and Ostream Software, Inc. ("Ostream"), a privately-held software company specializing in the development and marketing of business process automation solutions that are companion to Remedy products. The combined purchase price for the two acquisitions was approximately $10.3 million in cash. Approximately $0.5 million of the purchase price was allocated to acquired workforce, $0.4 million was allocated to the fair value of fixed assets and the remainder, $9.4 million, was categorized as goodwill. The acquired workforce valuation was recorded representing the cost to locate, hire and train qualified replacement employees. All intangibles were being amortized on a straight-line basis over a period of four years from the date of acquisition. The fixed assets were being amortized on a straight-line basis over a period of three years. Total costs related to the Ostream and Axtive acquisitions were approximately $11.2 million, which consists of the $10.3 million combined purchase price as well as employee-related costs of $0.9 million. Employee-related costs, comprised primarily of retention bonuses, were expensed as earned over the appropriate service period. The acquisitions were accounted for under the purchase method and accordingly, operating results of Axtive and Ostream have been included in the Company's consolidated financial statements since the date of acquisition. Pro forma results of operations have not been presented since the effect of these acquisitions was not material to the Company's consolidated financial position or results of operations.

     In June 2000, the Company acquired ESQ System Integrators, Inc. consulting practice ("ESQ"), a privately-held professional service firm specializing in implementation services for Remedy's CRM and ITSM

                             PEREGRINE REMEDY, INC.

solutions. The purchase price for the acquisition was approximately $5.6 million, consisting of $5.0 million cash and $0.6 million of accrued liabilities. Approximately $0.8 million of the purchase price was allocated to acquired workforce and the remainder, $4.8 million, was categorized as goodwill. The acquired workforce valuation was recorded representing the cost to locate, hire and train qualified replacement employees. All intangibles were being amortized on a straight-line basis over a period of four years from the date of acquisition. The total cost of the ESQ acquisition was approximately $7.3 million, which consists of the $5.6 million purchase price as well as employee-related costs of $1.7 million. Employee-related costs comprised primarily of retention bonuses, which were expensed as earned over the appropriate service period. The acquisition was accounted for under the purchase method and accordingly, ESQ's operating results have been included in the Company's consolidated financial statements since the date of acquisition. Pro forma results of operations have not been presented since the effect of this acquisition was not material to the Company's consolidated financial position or results of operations.

     In September 1999 and July 1999, the Company acquired Fortress Technologies, Inc. ("Fortress"), a privately-held enterprise asset management process consulting firm, and Pipestream Technologies, Inc. ("Pipestream"), a privately-held provider of sales force automation solutions, respectively. The combined purchase price for the two acquisitions was approximately $11.5 million, which consisted of $11.0 million cash, $0.4 million of relocation expenses and $0.1 million assumption of net liabilities. Approximately $0.8 million was allocated to acquired workforce and the remainder, $10.7 million, was categorized as goodwill. The acquired workforce valuation was recorded representing the cost to locate, hire and train qualified replacement employees. All intangibles were being amortized on a straight-line basis over a period of four years from the dates of acquisition. Total costs related to the Fortress and Pipestream acquisitions were approximately $13.1 million, which consists of the combined purchase price of $11.5 million accounted for in the quarter ended September 30, 1999 as well as employee-related costs of approximately $1.6 million, comprised of retention bonuses and forgivable loans that were expensed over the appropriate service periods. The acquisitions were accounted for under the purchase method and accordingly, their operating results have been included in the Company's consolidated financial statements since the date of acquisition. Pro forma results of operations have not been presented since the effect of these acquisitions was not material to the Company's consolidated financial position or results of operations.

12.  RESTRUCTURING COSTS

     During the three months ended March 31, 2001, the Company recorded a restructuring charge of $3.4 million related to the discontinuance of the eProcurement product. The restructuring charge includes approximately $2.9 million for future customer settlement and support costs, $0.3 million for the write-off of prepaid assets, and $0.2 million for other exit-related costs. On June 30, 2001, the Company evaluated its restructuring liability based on the then current facts and determined that $0.5 million was not needed due to a lower level of settlement payments and support costs than originally estimated. Accordingly, the liability was reduced by $0.5 million as a reduction of restructuring costs in the accompanying statement of operations for the period of April 1, 2001 through August 27, 2001.

     In April 2001, Remedy announced restructuring activities to reduce future operating costs. The restructuring included a reduction in workforce by approximately 100 employees, or 7%, primarily in the sales and marketing function, cancellation of certain contracts and commitments and other cost-saving actions. The Company incurred a restructuring charge of $1.4 million, including $1.0 million for severance-related costs and $0.4 million for cancellation of contracts and commitments to reduce future expenses.

                             PEREGRINE REMEDY, INC.

                           BALANCE AT                 PAID OUT OR     BALANCE AT    CHARGED      PAID OUT OR     BALANCE AT
                            DEC. 31,    CHARGED TO     CHARGED TO     MARCH 31,    (CREDITED)     CHARGED TO     AUGUST 27,
                              2000       EXPENSE     RELATED ASSETS      2001      TO EXPENSE   RELATED ASSETS      2001
                           ----------   ----------   --------------   ----------   ----------   --------------   ----------
                                                                    (IN THOUSANDS)
Discontinuance of
  eProcurement...........     $ --        $3,393        $  (685)        $2,708       $(471)        $(1,704)         $533
Reduction in force.......       --            --             --             --       1,446          (1,383)           63
                              ----        ------        -------         ------       -----         -------          ----
Total....................     $ --        $3,393        $  (685)        $2,708       $ 975         $(3,087)         $596
                              ====        ======        =======         ======       =====         =======          ====

                                                         BALANCE AT                 PAID OUT OR     BALANCE AT
                                                         AUGUST 27,    CREDITED      CHARGED TO     MARCH 31,
                                                            2001      TO EXPENSE   RELATED ASSETS      2002
                                                         ----------   ----------   --------------   ----------
                                                                            (IN THOUSANDS)
Discontinuance of eProcurement.........................     $533        $(280)         $(253)          $ --
Reduction in force.....................................       63           --            (63)            --
                                                            ----        -----          -----           ----
Total..................................................     $596        $(280)         $(316)          $ --
                                                            ====        =====          =====           ====

     In addition to the restructuring plan considered at the time of the acquisition of Remedy by Peregrine, Peregrine implemented a number of workforce reductions that resulted in a reduction in Remedy's headcount across all functional areas and geographies. Remedy's headcount decreased from 1,315 at August 27, 2001 to 861 at March 31, 2002. The reductions in Remedy's headcount resulted in severance costs of approximately $3.3 million that were expensed as incurred for the period from August 28, 2001 through March 31, 2002.

13.  RELATED-PARTY TRANSACTIONS


     Subsequent to the acquisition by Peregrine, certain amounts of the Company's corporate expenses, including legal, accounting, employee benefits, real estate, insurance, information technology services, treasury and other corporate and infrastructure costs, although not directly attributable to the Company's operations, were incurred by Peregrine on Remedy's behalf and therefore have been allocated to Remedy in the accompanying consolidated financial statements on a basis that management believes reflects a reasonable utilization of services provided or benefit received by Remedy for the period after August 27, 2001. The allocation methods are based on the nature of the costs being allocated and include headcount and other allocation methods. Allocated costs included in the accompanying consolidated statements of operations were as follows:


                                                                            FOR THE PERIODS
                                                             ---------------------------------------------
                                                               4/01/02          8/28/01          8/28/01
                                                                 TO               TO               TO
                                                               9/30/02          9/30/01          3/31/02
                                                             -----------      -----------      -----------
                                                             (UNAUDITED)      (UNAUDITED)
                                                                            (IN THOUSANDS)
Cost of product revenue....................................    $  184            $ 13            $   89
Cost of maintenance and service revenue....................     1,660             114               798
Research and development...................................     1,475             101               710
Sales and marketing........................................     4,663             624             4,367
General and administrative.................................       809              57               397


14.  RESTATEMENT OF SEPTEMBER 30, 2002 UNAUDITED FINANCIAL INFORMATION
(UNAUDITED)



     The accompanying unaudited financial statements as of September 30, 2002, and for the six months then ended, have been restated to appropriately reflect the inclusion of the revenue associated with Remedy operations in Europe. Effective April 1, 2002, in connection with Peregrine's integration of Remedy's operations, substantially all of Remedy's revenues from European customers were recorded for tax purposes in the accounting records of an Irish subsidiary of Peregrine, through intercompany transfer by Remedy. These

                             PEREGRINE REMEDY, INC.

revenues for the six months ended September 30, 2002 were not previously pushed down to Remedy's books in connection with the preparation of the financial statements. Costs of product, maintenance and service revenues and operating expenses had been properly identified and recorded.

     The European revenues and other related balances for the six months ended September 30, 2002 have now been pushed down and recorded in the accompanying restated consolidated financial statements, resulting in the following restated results for the six months ended September 30, 2002:

                                                                        LOSS BEFORE
                                                             REVENUE    INCOME TAXES   NET LOSS
                                                             --------   ------------   --------
                                                                       (IN THOUSANDS)
As Previously Reported (Unaudited).........................  $ 77,207     $(33,060)    $(19,836)
As Restated (Unaudited)....................................  $106,607     $ (3,660)    $ (2,136)

(b) PRO FORMA FINANCIAL INFORMATION.

     On November 20, 2002, BMC completed its acquisition of Remedy from Peregrine for $355 million in cash and the assumption of certain operating liabilities of Remedy. The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2002 assumes the purchase was effected as of September 30, 2002. The unaudited pro forma condensed combined statements of operations for the year ended March 31, 2002, and the six months ended September 30, 2002, assume the purchase was effected as of April 1, 2001.

     During the year ended March 31, 2002, Remedy was acquired by Peregrine on August 27, 2001. Remedy's historical consolidated statements of operations included in the unaudited pro forma condensed combined statement of operations for this period, reflect the push down of the fair value of all assets and liabilities attributable to Remedy at the acquisition date, as recorded in purchase accounting on Peregrine's books. As such, the unaudited pro forma condensed combined statement of operations for the year ended March 31, 2002, includes Remedy's consolidated statements of operations for the periods of April 1, 2001 through August 27, 2001 and August 28, 2001 through March 31, 2002. These consolidated statements of operations are presented separately as they reflect different bases of accounting, prior to and subsequent to the push down.

     Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets of Remedy acquired based on their fair values as of the acquisition date. Independent valuation specialists have conducted independent valuations to assist BMC in determining the fair values of a significant portion of these assets. The work performed by the independent valuation specialists has been considered in the fair value estimates reflected in these unaudited pro forma condensed combined financial statements.

     The following unaudited pro forma condensed combined financial statements have been prepared from, and should be read in conjunction with, the historical consolidated financial statements and notes thereto of BMC and Remedy. The following unaudited pro forma condensed combined statements of operations are not necessarily indicative of the results that would have occurred had the purchase occurred on April 1, 2001, nor is it necessarily indicative of the future operating results of the combined company. See the Notes to Unaudited Pro Forma Condensed Combined Financial Statements in this section for an explanation of the pro forma adjustments.

                               BMC SOFTWARE, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2002

                                                 BMC           PEREGRINE       PRO FORMA     PRO FORMA
                                            SOFTWARE, INC.    REMEDY, INC.    ADJUSTMENTS     COMBINED
                                            --------------    ------------    -----------    ----------
                                                               (RESTATED)     (RESTATED)     (RESTATED)
                                                                   (IN MILLIONS)
                                                ASSETS
Current assets:
  Cash and marketable securities........       $  769.6       $       5.9      $  (363.4)(a)  $  412.1
  Receivables and other current
     assets.............................          390.1              54.7          (14.9)(d)     429.9
                                               --------       -----------                     --------
     Total current assets...............        1,159.7              60.6                        842.0
Property and equipment, net.............          418.2               9.6                        427.8
Long-term marketable securities.........          455.8                --                        455.8
Acquired technology, net................           30.3              41.5          109.0(b)      139.3
                                                                                   (41.5)(c)
Goodwill, net...........................          122.5                --          199.9(b)      322.4
Intangible assets, net..................            7.7              97.9           55.0(b)       62.7
                                                                                   (97.9)(c)
Other long-term assets..................          477.3               0.8            9.3(e)      487.4
                                               --------       -----------                     --------
                                               $2,671.5       $     210.4                     $2,737.4
                                               ========       ===========                     ========

                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued
     liabilities........................       $  199.2       $      28.4      $    (2.5)(b)  $  238.2
                                                                                     2.5(b)
                                                                                     1.3(d)
                                                                                     9.3(e)
  Current portion of deferred revenue...          483.0              63.8          (30.3)(e)     516.5
                                               --------       -----------                     --------
     Total current liabilities..........          682.2              92.2                        754.7
Long-term deferred revenue..............          557.8               5.1           (2.2)(e)     560.7
Long-term debt..........................             --              46.2          (46.2)(b)        --
Other long-term liabilities.............           20.5              54.7          (54.7)(d)      20.5
                                               --------       -----------                     --------
     Total liabilities..................        1,260.5             198.2                      1,335.9
Commitments and contingencies
Stockholders' equity:
  Preferred stock.......................             --                --                           --
  Common stock..........................            2.5                --                          2.5
  Additional paid-in capital............          537.0           1,021.5       (1,021.5)(b)     537.0
  Retained earnings.....................        1,114.3          (1,002.5)          (9.5)(b)   1,104.8
                                                                                 1,002.5(b)
  Other stockholders' equity............         (242.8)             (6.8)           6.8(b)     (242.8)
                                               --------       -----------                     --------
     Total stockholders' equity.........        1,411.0              12.2                      1,401.5
                                               --------       -----------                     --------
                                               $2,671.5       $     210.4                     $2,737.4
                                               ========       ===========                     ========

                               BMC SOFTWARE, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED MARCH 31, 2002

                                                        PEREGRINE REMEDY, INC.
                                                        ----------------------
                                                         4/1/01      8/28/01
                                            BMC            TO           TO        PRO FORMA    PRO FORMA
                                       SOFTWARE, INC.    8/27/01     3/31/02     ADJUSTMENTS   COMBINED
                                       --------------   ---------   ----------   -----------   ---------
                                                     (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenues:
     License.........................     $  625.0      $   36.4    $    73.9                  $  735.3
     Maintenance and services........        663.9          59.4         85.0         4.2(g)      812.5
                                          --------      --------    ---------                  --------
       Total revenues................      1,288.9          95.8        158.9                   1,547.8
                                          --------      --------    ---------                  --------
Operating expenses:
  Selling and marketing expenses.....        538.8          47.5         48.2                     634.5
  Research and development expenses
     and cost of revenues............        574.5          46.1         49.0                     669.6
  General and administrative
     expenses........................        151.7           8.4         26.7                     186.8
  In-process research and
     development.....................           --            --         86.0       (86.0)(g)        --
  Amortization and impairment of
     acquired technology, goodwill
     and intangibles.................        241.8           7.2        935.1        48.0(f)      289.8
                                                                                    (28.0)(g)
                                                                                   (914.3)(g)
  Restructuring costs................         52.9           1.0         (0.3)                     53.6
  Merger-related costs and
     stock-based compensation
     charges.........................         12.8            --         19.0       (18.3)(g)      13.5
  Non-recurring charges..............           --           5.0          0.2                       5.2
                                          --------      --------    ---------                  --------
     Total operating expenses........      1,572.5         115.2      1,163.9                   1,853.0
                                          --------      --------    ---------                  --------
     Operating loss..................       (283.6)        (19.4)    (1,005.0)                   (305.2)
Other income, net....................         53.1           3.2          3.6        (7.3)(h)      52.6
                                          --------      --------    ---------                  --------
     Loss before income taxes........       (230.5)        (16.2)    (1,001.4)                   (252.6)
Income tax benefit...................        (46.4)         (6.7)        (1.0)        8.1(i)      (46.0)
                                          --------      --------    ---------                  --------
     Net loss........................     $ (184.1)     $   (9.5)   $(1,000.4)                 $ (206.6)
                                          ========      ========    =========                  ========
Basic loss per share.................     $  (0.75)                                            $  (0.84)
                                          ========                                             ========
Diluted loss per share...............     $  (0.75)                                            $  (0.84)
                                          ========                                             ========
Shares used in computing basic loss
  per share..........................        245.0                                                245.0
                                          ========                                             ========
Shares used in computing diluted loss
  per share..........................        245.0                                                245.0
                                          ========                                             ========

                               BMC SOFTWARE, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2002

                                                     BMC          PEREGRINE      PRO FORMA    PRO FORMA
                                                SOFTWARE, INC.   REMEDY, INC.   ADJUSTMENTS    COMBINED
                                                --------------   ------------   -----------   ----------
                                                                  (RESTATED)                  (RESTATED)
                                                          (IN MILLIONS, EXCEPT PER SHARE DATA)
Revenues:
  License.....................................      $256.4          $ 39.7        $             $296.1
  Maintenance and services....................       340.0            66.9           1.0(g)      407.9
                                                    ------          ------                      ------
     Total revenues...........................       596.4           106.6                       704.0
                                                    ------          ------                      ------
Operating expenses:
  Selling and marketing expenses..............       232.3            26.4                       258.7
  Research and development expenses and cost
     of revenues..............................       272.9            37.3                       310.2
  General and administrative expenses.........        71.4            18.2                        89.6
  Amortization of acquired technology,
     goodwill and intangibles.................        24.8            17.8          24.0(f)       48.8
                                                                                   (17.8)(g)
  Restructuring costs.........................         0.2              --                         0.2
  Merger-related costs and stock-based
     compensation charges.....................         0.6             8.4          (7.8)(g)       1.2
                                                    ------          ------                      ------
     Total operating expenses.................       602.2           108.1                       708.7
                                                    ------          ------                      ------
     Operating loss...........................        (5.8)           (1.5)                       (4.7)
Other income (expense), net...................        26.6            (2.1)         (3.6)(h)      20.9
                                                    ------          ------                      ------
     Earnings (loss) before income taxes......        20.8            (3.6)                       16.2
Income tax provision (benefit)................         5.5            (1.5)          4.6(i)        8.6
                                                    ------          ------                      ------
     Net earnings (loss)......................      $ 15.3          $ (2.1)                     $  7.6
                                                    ======          ======                      ======
Basic earnings (loss) per share...............      $ 0.06                                      $ 0.03
                                                    ======                                      ======
Diluted earnings (loss) per share.............      $ 0.06                                      $ 0.03
                                                    ======                                      ======
Shares used in computing basic earnings (loss)
  per share...................................       240.0                                       240.0
                                                    ======                                      ======
Shares used in computing diluted earnings
  (loss) per share............................       241.2                                       241.2
                                                    ======                                      ======

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

NOTE 1.  BASIS OF PRESENTATION

     The unaudited pro forma condensed combined financial statements of BMC have been prepared based on the historical consolidated balance sheets and statements of operations of BMC and Remedy as of September 30, 2002 and for the year ended March 31, 2002, and the six months ended September 30, 2002, after giving effect to the adjustments and assumptions described below. As discussed in Note 14 to the accompanying Remedy consolidated financial statements, the unaudited financial statements of Remedy as of September 30, 2002, and for the six months then ended have been restated to reflect the inclusion of Remedy's revenue from its European operations. Accordingly, BMC's unaudited pro forma condensed combined balance sheet as of September 30, 2002, and unaudited pro forma condensed combined statement of operations for the six months then ended have been restated to reflect this change.

     BMC and Peregrine Remedy, Inc. employ accounting policies that are in accordance with generally accepted accounting principles in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In management's opinion, all material adjustments necessary to reflect fairly the pro forma financial position and pro forma results of operations of BMC and Remedy have been made.

NOTE 2.  PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

     Pro forma adjustments are necessary to reverse the impact of Peregrine's acquisition of Remedy on August 27, 2001, to reflect BMC's estimated purchase price, to adjust Remedy's net tangible and intangible assets to their fair values, to reflect the amortization expense related to the amortizable intangible assets, and to reflect the income tax effect related to the pro forma adjustments. Intercompany balances or transactions between BMC and Remedy were not significant. No pro forma adjustments were required to conform Remedy's accounting policies to BMC's accounting policies.

     BMC has not identified any preacquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation. The unaudited pro forma condensed combined financial statements include the following adjustments.

     (a) PURCHASE PRICE. The unaudited pro forma financial information reflects a total purchase price for Remedy of $363.4 million, comprised of cash consideration of $355.0 million and direct transaction costs of $8.4 million. In accordance with the purchase agreement, the cash purchase price is subject to adjustment and this adjustment has not yet been finalized. The purchase price was funded entirely out of BMC's cash and cash equivalents at the acquisition date.

     (b) PURCHASE PRICE ALLOCATION. The purchase price was allocated at the assumed acquisition date of September 30, 2002, as follows (in millions):

In-process research and development.........................  $ 12.0
Acquired technology.........................................   109.0
Intangible assets...........................................    55.0
Goodwill....................................................   199.9
Facilities accrual..........................................    (2.5)
Tangible assets acquired and liabilities assumed after
  adjustments for tax liabilities, long-term debt and
  deferred maintenance revenue (see notes d. and e.)........   (10.0)
                                                              ------
Cash purchase price.........................................  $363.4
                                                              ======

       The $12.0 million allocated to in-process research and development ($9.5 million net of tax) is assumed to be written off at September 30, 2002 in accordance with generally accepted accounting principles and is reflected as a $9.5 million adjustment to retained earnings and a $2.5 million reduction of income taxes payable. The $46.2 million of long-term debt for which Remedy was a co-borrower with Peregrine has been eliminated, as this liability was not assumed by BMC. Remedy's equity balances have been eliminated in accordance with purchase accounting.

     (c) PUSH-DOWN OF PEREGRINE PURCHASE PRICE ALLOCATION. The unaudited pro forma condensed combined balance sheet reflects an adjustment to remove the acquired technology and customer base recorded by Peregrine as of September 30, 2002, as a result of Peregrine's acquisition of Remedy. As of March 31, 2002, Peregrine assessed goodwill at the enterprise level and pushed down an impairment charge of $914.3 million to reflect the Remedy goodwill at its estimated fair value of $0. As such, no adjustment is necessary to remove goodwill.

     (d) ASSUMED TAX LIABILITY. As dictated by the purchase agreement, the maximum liability BMC has assumed for taxes of any kind related to Remedy is $7.5 million. The unaudited pro forma condensed combined balance sheet includes adjustments to reverse current deferred tax assets of $14.9 million and long-term deferred tax liabilities of $54.7 million and to adjust current tax liabilities by $1.3 million to reflect the Remedy tax balances at the maximum agreed liability amount.

     (e) DEFERRED MAINTENANCE REVENUE. The unaudited pro forma condensed combined balance sheet reflects adjustments of $30.3 million and $2.2 million to the current and long-term deferred maintenance revenue balances, respectively, as of September 30, 2002 to reflect those obligations at fair value and to record the $9.3 million deferred tax impact of these write-downs. The unaudited pro forma condensed combined statements of operations are not adjusted to reflect the impact of the deferred revenue adjustment on recognized maintenance revenue as the adjustment is directly related to the acquisition and the effect is non-recurring. Such adjustment will be reflected in the post-acquisition consolidated statements of operations of the combined company.

     (f) AMORTIZATION OF INTANGIBLE ASSETS ACQUIRED BY BMC. Of the $55.0 million of intangible assets recorded at the acquisition date, $20.0 million was assigned to tradenames that are not subject to amortization as they have an indefinite life, and $35.0 million was assigned to customer relationships having an estimated useful life of three years. The $109.0 million of acquired technology also has an estimated useful life of three years. Amortization of the acquired technology and customer relationships reflected in the unaudited pro forma condensed combined statements of operations is approximately $48.0 million for the year ended March 31, 2002, and $24.0 million for the six months ended September 30, 2002. Goodwill is not amortized.

     (g) MAINTENANCE REVENUE, STOCK-BASED COMPENSATION, IN-PROCESS RESEARCH AND DEVELOPMENT AND AMORTIZATION AND IMPAIRMENT OF INTANGIBLE ASSETS ACQUIRED BY PEREGRINE. The unaudited pro forma condensed combined statements of operations reflect adjustments to remove the impact of the deferred maintenance revenue write-down to fair value, the amortization of stock-based compensa-
tion, the in-process research and development and the amortization and impairment charges included in the historical Remedy statements of income as a result of the push down of Peregrine's purchase accounting related to its acquisition of Remedy.

     (h) INTEREST INCOME. Interest income in the unaudited condensed combined statements of operations has been adjusted to reflect the reduction of $363.4 million in cash and cash equivalents with an approximate return of 2% per annum.

     (i) INCOME TAXES. Income tax provision (benefit) in the unaudited condensed combined statements of operations has been adjusted to reflect the income tax impact of the adjustments above.

NOTE 3.  PRO FORMA EARNINGS PER SHARE ("EPS")

     Basic and diluted pro forma EPS were calculated using BMC's basic weighted average shares outstanding for the year ended March 31, 2002, as there was a pro forma net loss for that period and therefore the effect of potential common shares is anti-dilutive, and BMC's basic and diluted weighted average shares for the six months ended September 30, 2002.

(c) EXHIBITS.

     The following exhibits are filed with this Current Report on Form 8-K:

 2.1 Acquisition Agreement, dated as of September 20, 2002, by and among BMC Software, Inc., Peregrine Systems, Inc. and
      Peregrine Remedy, Inc. (incorporated by reference to Exhibit
      10.1 of BMC Software, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).

 2.2  First Amendment to Acquisition Agreement, dated as of
      September 24, 2002, by and among BMC Software, Inc.,
      Peregrine Systems, Inc. and Peregrine Remedy, Inc.
      (incorporated by reference to Exhibit 10.2 of BMC Software,
      Inc.'s Quarterly Report on Form 10-Q for the quarter ended
      September 30, 2002).

 2.3  Second Amendment to Acquisition Agreement, dated as of
      October 25, 2002, by and among BMC Software, Inc., Peregrine
      Systems, Inc. and Peregrine Remedy, Inc. (incorporated by reference to Exhibit 10.3 of BMC Software, Inc.'s Quarterly
      Report on Form 10-Q for the quarter ended September 30,
      2002).

*2.4  Third Amendment to Acquisition Agreement, dated as of
      November 18, 2002, by and among BMC Software, Inc.,
      Peregrine Systems, Inc. and Peregrine Remedy, Inc.

*2.5 Escrow Agreement, dated as of November 20, 2002, by and among J.P. Morgan Chase Bank, Peregrine Systems, Inc. and
      BMC Software, Inc.

23.1 Consent of PricewaterhouseCoopers LLP, independent accountants.

23.2  Consent of Ernst & Young LLP, independent auditors.

---------------

* Previously filed.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          BMC SOFTWARE, INC.

                                          By:        /s/ JOHN W. COX
                                            ------------------------------------
                                                        John W. Cox
                                             Vice President and Chief Financial
                                                           Officer

Date: August 1, 2003

                                 EXHIBIT INDEX

 2.1 Acquisition Agreement, dated as of September 20, 2002, by and among BMC Software, Inc., Peregrine Systems, Inc. and
      Peregrine Remedy, Inc. (incorporated by reference to Exhibit
      10.1 of BMC Software, Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).
 2.2  First Amendment to Acquisition Agreement, dated as of
      September 24, 2002, by and among BMC Software, Inc.,
      Peregrine Systems, Inc. and Peregrine Remedy, Inc.
      (incorporated by reference to Exhibit 10.2 of BMC Software,
      Inc.'s Quarterly Report on Form 10-Q for the quarter ended
      September 30, 2002).
 2.3  Second Amendment to Acquisition Agreement, dated as of
      October 25, 2002, by and among BMC Software, Inc., Peregrine
      Systems, Inc. and Peregrine Remedy, Inc. (incorporated by reference to Exhibit 10.3 of BMC Software, Inc.'s Quarterly
      Report on Form 10-Q for the quarter ended September 30,
      2002).
*2.4  Third Amendment to Acquisition Agreement, dated as of
      November 18, 2002, by and among BMC Software, Inc.,
      Peregrine Systems, Inc. and Peregrine Remedy, Inc.
*2.5 Escrow Agreement, dated as of November 20, 2002, by and among J.P. Morgan Chase Bank, Peregrine Systems, Inc. and
      BMC Software, Inc.
23.1 Consent of PricewaterhouseCoopers LLP, independent accountants.
23.2  Consent of Ernst & Young LLP, independent auditors.

---------------

* Previously filed.